GLOBAL ENVIRONMENTAL SOLUTIONS, INC.

                                RETIREMENT SAVINGS PLAN



                                       ARTICLE I
                            INTRODUCTION AND EFFECTIVE DATE

1.1 Purpose of Plan. The Global Environmental Solutions, Inc. Retirement Savings Plan, the terms of which are herein set forth as the same is now in effect or as hereafter amended from time to time, the Plan"), has been established by Global Environmental Solutions, Inc., a Delaware Corporation (the Company"), for the benefit of its eligible employees. The purposes of the Plan are to foster thrift on the part of the eligible employees by affording them the opportunity to make regular savings and investments through payroll deductions in order to provide the opportunity for additional security at retirement. As an incentive, the Company and its participating related companies will match a portion of such savings by regular contributions as provided in the Plan.

          Since the Company is a recently created subsidiary of Hercules Incorporated ("Hercules"), many of the employees of the Company will be transferees from Hercules. On the Plan Effective Date, all assets and liabilities of the Hercules Savings and Investment Plan attributable to Participants in such plan who are employed by the Company on the Plan Effective Date will be transferred to this Plan and its related Trust. The assets and liabilities of future employees of the Company who were participants in the Hercules Savings and Investment Plan shall also be transferred to this Plan as such participants become employees of the Company.

1.2 Plan and Trust Intended to Qualify. The Plan and the trust created thereby are for the exclusive benefit of participating employees and their beneficiaries. They are designed to comply with the Employee Retirement Income Security Act of 1974, as amended, and to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended, as a profit-sharing plan with cash or deferred arrangement as defined in Section 401(k)(2) of the Internal Revenue Code. Except as provided in the Plan, in no manner shall any assets held in trust under the Plan for the benefit of Plan participants revert to the Company.

1.3 Effective Date. Except as otherwise provided, this Plan, as amended and restated herein, is effective for payroll periods beginning on or after January 1, 1994 (the "Plan Effective Date").

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                                       ARTICLE II
                             DEFINITIONS AND CONSTRUCTION

2.1 Definitions. The following words and phrases when used in this Plan with an initial capital letter, unless their context clearly indicates to the contrary, shall have the respective meanings set forth below in this Section 2.1:

          (a) Account. A memorandum account established and maintained by the Trustee for a Participant pursuant to Section 6.1, in which is reflected the value of a Participant's entire interest in all assets held in trust under the Plan.

          (b) Actual Contribution Percentage. For the Highly Compensated Eligible Employees and all other Eligible Employees for a Plan Year, the average of the Actual Contribution Ratios, expressed as a percentage and calculated separately for each person in each such group, of the amount of After-Tax Contributions made by such Eligible Employee for such Plan Year to the Eligible Emp)oyee Compensation for such Plan Year, determined after any adjustments made pursuant to Sections 13.2 and 13.5. The Actual Contribution Percentage of each Eligible Employee shall be rounded to the nearest 1OOth of 1% of such Eligible Employee's Compensation.

          (c) Actual Contribution Ratio. An Eligible Employee's Actual Contribution Ratio is the sum of the After-Tax Contributions and Company Matching Contributions allocated to the Eligible Employee's account for the Plan Year, divided by the Eligible Employee's Compensation for the Plan Year. If an Eligible Employee makes no After-Tax Contributions and receives no Matching Contributions, the Actual Contribution Ratio of the Eligible Employee is zero.

          (d) Actual Deferral Percentage. For the Highly Compensated Eligible Employees and all other Eligible Employees for a Plan Year, the average of the Actual Deferral Ratios, expressed as a percentage and calculated separately for each person in each such group, of (i) Before-Tax Contributions actually made by a Participating Company on behalf of an Eligible Employee's Compensation for such Plan Year, and amounts treated as Before-Tax Contributions for such Plan Year, determined after any adjustments made pursuant to Section 13.2. The Actual Deferral Percentage of each Eligible Employee shall be rounded to the nearest 100th of 1% of such Eligible Employee's Compensation. The Actual Deferral Percentage of an Eligible Employee who makes no Before-Tax Contributions is zero.

          (e) Actual Deferral Ratio. An Eligible Employee's Actual Deferral Ratio for the Plan Year is the sum of the Eligible Employee's Before-Tax Contributions and amounts treated as Before-Tax Contributions for the Plan Year, divided by the Eligible Employee's Compensation taken into account for
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the Plan Year.  If an Eligible Employee makes no Before-Tax Contributions, the
Actual Deferral Ratio of the employee is zero.

          (f) Affiliated Company. The Company and any corporation which is a member of a controlled group of corporations (as defined in Code section 414(b)) which includes the Company; any trade or business (whether or not incorporated) which is under common control (as defined in Code section 414(c)) with the Company; (c) any organization (whether incorporated or not) which is a member of an affiliated service group (as defined in Code section 414(m) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Code section 414(o).

          (g) Affiliated Employer. Any corporation or other entity within the meaning set forth in section 1.415-8(c) of the Income Tax Regulations.

          (h) After-Tax Contribution. A Participant's contribution to the Plan pursuant to the Participant's election (provided for in Sections 4.1 and 4.2) to have a specified percentage of his Benefits Base deducted from pay and contributed to the Plan as an After-Tax Contribution on his behalf. After-Tax Contributions are intended to constitute employee contributions within the meaning of Code section 414(h)(1).

          (i) Annual Addition. As defined in Section 14.2. With respect to each Plan Year, the aggregate amounts credited to a Participant's Account from Company Matching Contributions, After-Tax Contributions and Before-Tax Contributions.

          (j) Base Pay. The regular monthly salary due to a Participant from a Participating Company on December 1 of the previous calendar year; in the case of an hourly paid Participant, the regular basic hourly rate applied to a 173-hour month (before the application of any Before-Tax Contributions or any before-tax contributions pursuant to Code section 125 to a welfare benefit plan, but after any deduction for any other deferred compensation or any benefits paid under a deferred compensation plan).

          For Participants in the Hercules Incorporated Annual Management Incentive Compensation Plan (MCIP), the computation of Earnings that shall be used for contribution calculation purposes for the months of January and February of any year shall be the same as computed for the month of December in the preceding calendar year. Commencing with the month of March, Benefits Base shall be computed as defined in the preceding paragraph.

          (k) Before-Tax Contribution. A Participating Company's contribution to the Plan on a Participant's behalf pursuant to an election by the Participant under Sections 4.1 and 4.2 to defer a designated portion of the Participant s Benefits Base.
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          (l) Beneficiary.  Any person, estate or trust who by operation of law, or under the terms of the Plan, or otherwise, is entitled to receive the amount, if any, payable under the Plan upon the death of such Participant. A "designated Beneficiary" is any individual designated or determined in accordance with Section 17.1, except that it shall not include any person who becomes a Beneficiary by nature of the laws of inheritance or intestate succession.

          (m) Benefits Base. With respect to each Participant, such Participant's Base Pay or one-twelfth (1/12) of Earnings for the preceding calendar year, whichever is greater; provided, however, that for each Plan Year commencing on or after January 1, 1994, such amount shall not exceed $150,000 (as may be adjusted from time to time in accordance with Code section 401(a)(17)).

          (n) Board.  The Board of Directors of the Company.

          (o) Code. The Internal Revenue Code of 1986, as now in effect or as hereafter amended from time to time. References to any section or subsection of the Code are to such section or subsection as the same may from time to time be amended or renumbered and/or any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.

          (p) Committee. The Named Fiduciary appointed by the Board to administer the Plan. The Committee shall be authorized to delegate some or all of its nondiscretionary responsibilities for the administration of the Plan to a third party recordkeeper ("Recordkeeper"). Reference in the Plan to the Committee shall also mean Recordkeeper to the extent that the Committee has delegated its duties to the Recordkeeper.

          (q) Common Stock. The stock of Hercules Incorporated held in a Participant's Account.

          (r) Company Matching Contribution. A contribution made to the Plan by a Participating Company pursuant to Section 5.1 which is based upon Participant Contributions.

          (s) Compensation. For each Plan Year, all compensation paid or payable in cash to a Participant for services performed for any and all Participating Companies while an Employee and a Participant during that Plan Year that is currently includable in gross income, unless specifically excluded. Compensation shall include amounts contributed to the Trust Fund pursuant to the Plan as Before-Tax Contributions, but shall not include amounts paid or contributed to any group insurance plan or other employee benefit plan, if any, established or maintained by the employer of an individual, and excludable from his gross income, and any compensation paid as a special bonus or award. The annual Compensation of a Participant taken into account under the Plan for any Plan Year shall not exceed $150,000, as adjusted from time to time by the Treasury Secretary in accordance with Code section 401(a)(17). In determining the Compensation of a Participant for purposes of the $150,000 limitation, the rules of Code section 414(q)(6) shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If the $150,000 Compensation limitation, as adjusted, applies to the combined Compensation of the Participant and one or more family members, the contribution and allocation provisions of Article 13.7(b) will be applied by prorating the $150,000 limitation, as adjusted, among the Participant and his family members in proportion that each such individual's Compensation determined prior to the application of this limitation bears to the total Compensation of all such individuals determined prior to the application of this limitation.

          (t) Defined Benefit Plan Fraction. For purposes of Section 14.4, the Defined Benefit Plan Fraction for any year is a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by an Affiliated Employer and the denominator of which is the lesser of (i) 125 percent of the dollar limitation in effect for the limitation year under Section 415(b)(1)(A) of the Code or (ii) 140 percent of average Section 415 Compensation (as determined pursuant to Sections 415(b)(1)(B) and 415(b)(3) of the Code).

          (u) Defined Contribution Plan Fraction. For purposes of Section 14.4, the Defined Contribution Plan Fraction for any year is a fraction, the numerator of which is the sum of the annual additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by an Affiliated Employer for the current and all prior Limitation Years (including the annual additions as defined in Section 415(c)(2) attributable to the Participant's nondeductible employee contributions to this and all other defined benefit plans (whether or not terminated) maintained by an Affiliated Employer), and the denominator of which is the sum of Maximum Aggregate Annual Additions for the current and all prior Limitation Years of service with an Affiliated Employer (regardless of whether a defined contribution plan was maintained by an Affiliated Employer).

          (v) Earnings. The regular salary or wages paid or payable to a Participant for services rendered to a Participating Company, including payments for overtime, shift premiums, holidays, vacations taken by employees, commissions (on a uniform basis as determined by the Board), bonuses or other performance based compensation awarded under a Participating Company bonus plan for service rendered during 1969 and thereafter (such bonus awards to be applied to the years in which they were earned), and Nonoccupational and Temporary Occupational Disability Benefits and any other form of income, except as specifically excluded below, for services rendered to the Qualifying Employer as approved by the Committee. Earnings shall be determined prior to any deduction for Before-Tax Contributions or before-tax contributions pursuant to Code section 125 to a welfare benefit plan. Back-pay payments made as a result of a back-pay award or agreement shall be applied to the period of such award or agreement. Earnings shall not include, without limitation, the following: (i) an amount equal to any deduction for any other deferred compensation (including any MCIP bonuses deferred) or any benefits paid under a deferred compensation plan; (ii) the value of any award, transfer or payment under any restricted stock plan, phantom stock plan, unit incentive plan, stock option plan or other equity-based compensation plan; (iii) any expatriate or foreign service allowances, including cost of living adjustments; (iv) any relocation expense payments or reimbursements; (v) any payments for unused benefit credits under a plan maintained pursuant to Code section 125; or (vi) any amounts imputed as income under Code sections 61, 132 or 7872.

          (w) Employee.  An employee of a participating Company who is:

               (i) an individual employed on a full time basis by a Participating Company at locations to which this Plan has been extended by the Board, or is extended by the Board from time to time, including employees who are officers or directors;

               (ii) an individual employed full time by any Affiliated Company of the Company that has elected or later elects, with the permission of the Company, to adopt this Plan;

               (iii) A United States citizen or resident locally employed by a foreign subsidiary or foreign affiliated company of Company (collectively, "Foreign Affiliates"), provided the following conditions are met:

                    (1)  The citizen or resident is not represented by a union.

                    (2) Company owns at least 10% of the voting stock or has an interest in not less than 10% of the profit of the Foreign Affiliate employing such citizen or resident, or Company owns at least 10% of the voting stock of a Foreign Affiliate or has an interest in not less than 10% of the profit of the Foreign Affiliate which, in turn, owns at least 50% of the voting stock of the Foreign Affiliate which employs such citizen or resident;

                    (3) Company has entered into an agreement with the United States Treasury Department to cover for Social Security purposes all United States citizens or residents employed by such Foreign Affiliate;

                    (4) The United States citizen or resident employed by such Foreign Affiliate is not a participant in any other funded pension, profit-sharing, stock bonus or other plan of deferred compensation whether or not qualified for tax exemption under the Code, to which someone or some organization other than Company contributes with respect to the compensation such citizen or resident receives from the Foreign Affiliate.

               (iv) A United States citizen or resident employed abroad by a domestic subsidiary corporation of which Company owns 80% or more of the voting stock, provided the following conditions are met:

                    (1)  The domestic subsidiary corporation of Company:

                         a. Derives 95% or more of its gross income for the taxable year and for the two (2) prior taxable years from sources without the United States and

                         b. Derives 90% or more of its gross income for the taxable year and for the two (2) prior taxable years from the active conduct of a trade or business: and

                    (2) The United States citizen or resident employed abroad by such domestic subsidiary corporation is not a participant in any other funded pension, profit-sharing, stock bonus or other plan of deferred compensation, whether or not qualified for tax exemption under the Code, to which someone or some organization other than Company contributes with respect to the compensation such citizen or resident receives from such domestic subsidiary.

               (v) a former employee of a Participating Company who, at such Participating Company's request, is placed on a temporary leave of absence for purposes of employment by an Affiliated Employer, such temporary leave of absence not to exceed a period of five (5) years; provided, however, this subparagraph shall apply only to those individuals who were employed at the Wilmington, Delaware, office of Company immediately prior to the temporary leave of absence being granted.

          The term "employed full time" shall mean working at least 37.5 hours per week on a regular basis.

          (x) Employee Contributions. Any contribution to the Plan that is treated at the time the contribution is made as an After-Tax Contribution.

          (y) ERISA. The Employee Retirement Income Security Act of 1974, as now in effect or as hereafter amended from time to time. References to any section or subsection of ERISA are to such section or subsection as the same may from time to time be amended or renumbered and/or any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.

          (z) Excess Aggregate Contributions. With respect to any Plan Year, the excess of the aggregate amount of the After-Tax and Matching Contributions actually made on behalf of Highly Compensated Employees for the Plan Year, over the maximum amount of contributions permitted under the limitations of Section
13.6 of the Plan. For purposes of this paragraph, qualified matching contributions treated as elective contributions in accordance with
Section 1.401(k)-1(b)(5) are disregarded.

          (aa) Excess Amount. The excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

          (bb) Excess Contributions. With respect to a Plan Year, the excess of the Elective Contributions on behalf of Eligible Highly Compensated Employees for the Plan Year over the maximum amount of the contributions permitted under Section 13.5 of the Plan.

          (cc) Excess Deferrals. The excess of a Participant's Elective Deferrals in a taxable year over the applicable limitation under Section 13.2(a) of the Plan for the taxable year.

          (dd) Fair Market Value. The value of an asset as determined in good faith in accordance with Sections 3(18) and 408 of ERISA (and the regulations issued thereunder by the Secretary of Labor) and Section 401(a)(28) of the Code (and any regulations issued thereunder by the Secretary of the Treasury).

          (ee) Highly Compensated Participant or Hiqhly Compensated Eligible Employee. With respect to a Plan Year, any Eligible Employee who is a "highly compensated employee" within the meaning of Code section 414(q) and the Regulations thereunder, and generally means an Employee who performed services for a Participating Company during the 'determination year' and is in one or more of the following groups:

               (i) Employees who at any time during the 'determination year' or 'look-back year' were five percent owners of a Participating Company. 'Five percent owner' means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent of the outstanding stock of a Participating Company or stock possessing more than five percent of the total combined voting power of all stock of a Participating Company or, in the case of an unincorporated business, any person who owns more than five percent of the capital or profits interest in a Participating Company. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers.

               (ii) Employees who received '415 Compensation' during the 'look-back year' from a Participating Company in excess of $75,000.

               (iii) Employees who received '415 Compensation' during the 'look-back year' from a Participating Company in excess of $50,000 and were in the Top Paid Group of Employees for the Plan Year.

               (iv) Employees who during the 'look-back year' were officers of a Participating Company (as that term is defined within the meaning of the Regulations under Code Section 416) and received '415 Compensation' during the 'look-back year' from a Participating Company greater than 50 percent of the limit in effect under Code Section 415(b)(1)(A) for any such Plan Year. The number of officers shall be limited to the lesser of (i) 50 employees; or (ii) the greater of 3 employees or 10 percent of all employees. For the purpose of determining the number of officers, Employees described in Section 1.59(a),
(b), (c) and (d) shall be excluded, but such Employees shall still be considered for the purpose of identifying the particular Employees who are officers. If a Participating Company does not have at least one officer whose annual '415 Compensation' is in excess of 50 percent of the Code Section 415(b)(1)(A) limit, then the highest paid officer of a Participating Company will be treated as a Highly Compensated Employee.

               (v) Employees who are in the group consisting of the 100 Employees paid the greatest '415 Compensation' during the 'determination year' and are also described in (b), (c) or (d) above when these paragraphs are modified to substitute 'determination year' for 'look-back year'.

          The 'determination year' shall be the Plan Year for which testing is being performed, and the 'look-back year' shall be the immediately preceding twelve-month period.

          For purposes of this Section, the determination of '415 Compensation' shall be made by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code Sections 125, 402(a)(8), 402(h)(1)(B) and, in the case of Employer contributions made pursuant to a salary reduction agreement, by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code Section 403(b). Additionally, the dollar threshold amounts specified in (b) and (c) above shall be adjusted at such time and in such manner as is provided in Regulations. In the case of such an adjustment, the dollar limits which shall be applied are those for the calendar year in which the 'determination year' or 'look-back year' begins.

          In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2) from a Participating Company constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, all Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code Section 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by a Participating Company. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of a Participating Company's retirement plans. Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the 'determination year'.

          'Highly Compensated Former Employee' means a former Employee who had a separation year prior to the 'determination year' and was a Highly Compensated Employee in the year of separation from service or in any 'determination year' after attaining age 55. Notwithstanding the foregoing, an Employee who separated from service prior to 1987 will be treated as a Highly Compensated Former Employee only if during the separation year (or year preceding the separation year) or any year after the Employee attains age 55 (or the last year ending before the Employee's 55th birthday), the Employee either received '415 Compensation' in excess of $50,000 or was a 'five percent owner'. Highly Compensated Former Employees shall be treated as Highly Compensated Employees. The method set forth in this Section for determining who is a 'Highly Compensated Former Employee' shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.

          'Highly Compensated Participant' means any Highly Compensated Employee who is eligible to participate in the Plan.

          (ff) Inactive Participant. A former Employee who (i) is receiving long-term disability benefits under long-term disability plan of a Participating Company, (ii) is on temporary leave of absence approved by a Participating Company (other than an Employee described in subsection 2.1(w)) and returns to employment by a Participating Company upon the expiration of such temporary leave of absence, (iii) has transferred employment to another entity, whether incorporated or not, in which Company owns directly or indirectly at least a 20% equity interest, (iv) is on a temporary leave due to military service, or (v) is subject to an election to defer distribution of his Account pursuant to Section 8.5, or (b) an Employee who is a member of a collective bargaining unit and is excluded from participation in the Plan pursuant to Section 3.1.

          (gg) Investment Manager. Shall mean a bank, insurance company or investment advisor satisfying the requirements of Section 3(38) of ERISA.

          (hh) Key Employee. Any Employee or former Employee who at any time during the Plan Year or any of the four (4) preceding Plan Years is:

               (i) an officer of a Participating Company having an annual compensation greater than fifty percent (50%) of the amount in effect under I.R.C. Section 415(b)(1)(A) for any such Plan Year.

               (ii) one (1) of the ten (10) Employees having annual compensation from a Participating Company of more than the limitation in effect under I.R.C. Section 415(c)(1)(A) and owning (or considered as owning within the meaning of I.R.C. Section 381) both more than one-half percent (1/2%) interest and the largest interests in a Participating Company. If two (2) Employees own identical interests in a Participating Company, the Employee with the greater annual compensation, from a Participating Company, will be considered to own the larger interest.

               (iii) a five percent (5%) owner of a Participating Company. "Five percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of a Participating Company or stock possessing more than five percent (5%) of the total combined voting power of all stock of a Participating Company or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in a Participating Company. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Section 414(b), (c), (m) and (o) shall be treated as separate employers.

               (iv) a one percent (1%) owner of a Participating Company having an annual compensation from a Participating Company of more than $150,000.
"One percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of a Participating Company or stock possessing more than one percent (1%) of the total combined voting power of all stock of a Participating Company or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in a Participating Company. In determining per centage ownership hereunder, employers that would otherwise be aggregated under Code Section 414(b), (c), (m) and (o) shall be treated as separate employers. However, in determining whether an individual has "415 Compensation" of more than $150,000, "415 Compensation" from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

For purposes of this Section, the determination of "415 Compensation" shall be made by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code Section 125, 402(a)(8), 402(h)(1)(B) and, in the case of Employer contributions made pursuant to a salary reduction agreement, by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code
Section 403(b). In addition, inherited benefits should retain the character of the benefits of the Employee who performed the services.

          (ii) Limitation Year. The calendar year. All qualified plans maintained by Company use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

          (jj) Maximum Aggregate Annual Additions. The maximum aggregate Annual Additions ("Maximum Aggregate Annual Additions") in any Limitation Year is the lesser of 125% of the dollar limitation in effect under Section 415(c)(1)(A) of the Code or 25% of the Participant's Section 415 Compensation for such year.

          (kk) Matured Funds. Amounts contributed to the After-Tax Contributions Account and the Company Contributions Account of a Participant relevant to such After-Tax Contributions that have been in the Plan for more than 24 months, plus earnings on all amounts held in the After-Tax Contributions Account and the Company Contributions Account of the Plan.

          (ll) Month of Service. A calendar month during any part of which an Employee accrues Earnings from an Affiliated Company without regard to the amount of the Earnings. Service shall be governed by the Rules of Service set forth in this section of the Plan.
          (mm) Nonoccupational and Temporary Occupational Disability Benefits. The amount of regular salary or wages, excluding premium pay for overtime, a Participant would have received from the Participating Company if not disabled, computed at the Participant's regular rate of pay for the number of hours or period he would normally have been expected to work were it not for the disability. Such computation shall be limited, however, to the period benefits would have been paid under a participating Company disability plan.

          (nn) Participant. An Employee who has met all the requirements for participation in this Plan and has enrolled in this Plan in accordance with the provisions of Section 3.2.

          (oo) Participant Contributions. With respect to a particular Participant, his Before-Tax Contributions and After-Tax Contributions.

          (pp) Participatinq Companv. The Company or any Affiliated Company of the Company, the board of directors or equivalent governing body of which shall adopt this Plan and the Trust Agreement by appropriate action with the consent of the Board. Where the context clearly indicates, "Participating Company" shall also include a foreign affiliate described in Section 2.1(w)(iii)(2) or a domestic subsidiary described in Section 2.1(w)(iv)(1). Any such affiliated company which so adopts this Plan shall be deemed thereby to appoint the Company, the Committee and the Trustee its exclusive agents to exercise on its behalf all of the power and authority conferred hereby, or by said Trust Agreement, upon the Company, and also shall be deemed thereby to accept such terms of service and other conditions as the said Board may from time to time determine. The authority of the Company, the Committee and the Trustee to act as such agents shall continue until the Plan is terminated as to the affiliated company and the relevant portion of the Trust Fund has been distributed by the Trustee as provided in Article VIII below.

          (qq) Permissive Aggregation Group. The Required Aggregation Group of plans plus any other plan or plans of the Affiliated Companies which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410.

          (rr) Plan Year. The 12-month period beginning each January 1 and ending on the next following December 31.

          (ss) Qualified Domestic Relations Order. A qualified domestic relations order within the meaning of Section 401(a)(13) of the Code.

          (tt) Regulations. The applicable regulations issued under the Code, ERISA or other applicable law, by the Internal Revenue Service, the Labor Department or any other governmental authority and any proposed or temporary regulations or rules promulgated by such authorities pending the issuance of such regulations.

          (uu) Required Aggregation Group. Each qualified plan of the Affiliated Companies in which at least one Key Employee participates, and any other qualified plan of the Affiliated Companies which enables a plan described in (1) to meet the requirements of Code sections 401(a)(4) or 410, including any such plan that has terminated within the prior five Plan Years.

          (vv) Retirement. Termination of Employment of a Participant on his Normal or Deferred Retirement Date.

               (i) "Normal Retirement Date" shall be the date on which a Participant attains age 65.

               (ii) "Deferred Retirement Date" shall be the first day of any month subsequent to the Participant's Normal Retirement Date.

          (ww) Section 415 Compensation. With respect to any Participant for a Limitation Year, Participant's earned income, wages, salaries and fees for professional services and other amounts received for personal services actually rendered in the course of employment with any Affiliated Company (including, but not limited to, commissions, compensation for services on the basis of a percentage of profits, bonuses, incentive compensation, imputed income, taxable moving expenses) which is actually paid or includible in gross income during such year and excluding: (1) employer contributions to a plan of deferred compensation which are not includible in the Participant's gross income for the taxable year in which contributed, or employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Participant, or any distributions from a plan of deferred compensation; (2) amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; (4) other amounts which received special tax benefits, or contributions made by an Affiliated Company (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Code section 403(b) (whether or not the amounts are actually excludable from the gross income of the Participant). Notwithstanding the preceding sentence,
Section 415 Compensation for a Participant who is permanently and totally disabled (as defined in Code section 37(e)(3)) is the Section Section 415 Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Section 415 Compensation paid immediately before becoming permanently and totally disabled; such imputed
Section 415 Compensation for the disabled Participant may be taken into account only if the Participant is not an officer, a director or highly compensated, and contributions made on behalf of such Participant are nonforfeitable when made.

          (xx) Termination of Employment or Terminated Employment. A separation from service as an employee of a Participating Company or an Affiliated Company without continuing employment by any other Participating Company or Affiliated Company, or the disposition of the Company's direct or indirect ownership interest in an employee's employer that is a Participating Company or Affiliated Company before the disposition but is not after the disposition.

          (yy) Top-Heavy Plan. This Plan will be deemed to be a Top-Heavy Plan for any Plan Year if' (i) the Plan is not included in any Required Aggregation Group or Permissive Aggregation Group and the Top-Heavy Ratio (as defined below) for the Plan exceeds sixty percent (60%): or (ii) the plan is included in a Required Aggregation Group but not a Permissive Aggregation Group and the

Top-Heavy Ratio for the Required Aggregation Group exceeds sixty percent (60%); or (iii) the Plan is included in a Required Aggregation Group and a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds sixty percent (60%).

          (zz) Top-Heavy Ratio. The determination of the Top-Heavy Ratio shall be calculated in accordance with the rules set forth in Code section 416. For such purpose, the "determination date" and the "valuation date" for each Plan Year shall be the last day of the preceding Plan Year immediately preceding the date as to which such determination is made and the present value of a Participant's accrued benefits under any defined benefit plan shall be determined using the actuarial assumptions then in use for the purpose of determining the employer's contribution to such plan.

          (aaa) Trust or Trust Fund. One or more trusts or funds established pursuant to Article VI to which contributions under the Plan will be made and out of which benefits will be paid to Participants as provided in the Plan, together with any trust instruments executed in connection therewith.

          (bbb) Trust Assets. All assets held in trust pursuant to this Plan for the exclusive benefit of participating employees and their beneficiaries.

          (ccc) Trustee. The Trustee(s) of the Trust Fund(s) established pursuant to this Plan, including any successor Trustee(s).

          (ddd) Valuation Date. The date as of which the total full shares of Common Stock, cash and other property, if any, credited to a Participant's Accounts in the Plan are valued. The Valuation Date shall be each business day of the Plan Year as determined by the Wall Street Investors Services and/or the New York Stock Exchange.

          (eee) Value of Account. A Participant's Account shall be valued on each Valuation Date. The Participant's Account shall be adjusted on the Valuation Date to reflect interest, dividends and other distributions, expenses or similar charges and increases or decreases in the market value of one or more portfolios chosen by the Participant from those available in the Plan.
The market value (except that of Common Stock) shall be computed based upon unit values, share prices or other recognized methods of determining market values of similarly situated assets in employee benefit trust funds. Such methods of valuation shall be audited by the Committee's designee from time to time.

          The market value of the Participants' Common Stock Account shall be determined using the closing price on the Valuation Date. However, the Market Value of Common Stock when sold at the direction of the Participant shall be the value at which the Common Stock was sold.

          (fff) Voice Technology System or Customer Service Representative.

               (i) Voice Technology System (VTS). The interactive voice communications system maintained by the Recordkeeper and utilized by the Participants and the Committee in facilitating investment fund changes, withdrawal and loan requests and benefit payments, and for requesting general plan information.

               (ii) Customer Service Representative (CSR). The individual(s) designated by the Recordkeeper and utilized by the Participants and the Committee in facilitating investment fund changes, withdrawal and loan requests and benefit payments, and for requesting general plan information.

          (ggg) Service.

               (i) All periods of employment with a Participating Company. Service shall also include all periods of employment with Hercules Incorporated, or any other Affiliated Company.

          A period of employment begins as of the date the Employee first completes an Hour of Employment for a Participating Company and ends on the earlier of the date the Employee resigns, is discharged, retires or dies or, if the Employee is absent for any other reason, on the first anniversary of the first day of such absence (with or without pay) from a Participating Company. If an Employee is absent for any reason and returns to the employ of a Participating Company before incurring a Break-in-Service, as provided in Subsection (b), he shall receive credit for his period of absence up to a maximum of 12 months. Service subsequent to a Break-in-Service will be credited as a separate period of employment.

               (ii) Break-in-Service. A period of 12-consecutive months during which an Employee fails to accrue an Hour of Employment with a Participating Company. Such period begins on the earlier of the date the Employee resigns, is discharged, retires or dies or, if the Employee is absent for any other reason, on the first anniversary of the first day of such absence (with or without pay) from a Participating Company. If an Employee is absent by reason of (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee, (iii) the placement of a child with the Employee in connection with an adoption of such child by such Employee, or (iv) caring for such child immediately following such birth or placement, such Employee will not be treated as having retired, resigned or been discharged and the period between the first and second anniversary of the first day of such absence shall not be deemed a Break-in-Service.

               (iii) Year of Service. Unless otherwise indicated, 12 Months of Service.

               (iv) Hour of Employment.

                    (1) For an Employee paid on an hourly basis or for whom hourly records of employment are required to be maintained, each hour for which the person is directly or indirectly paid or entitled to payment for the performance of duties or for the period of time when no duties are performed, irrespective of whether the employment relationship has terminated, such as vacation, holiday or illness.

                    (2) For an Employee paid on a non-hourly basis or for whom hourly records of employment are not required to be maintained, each week for which the person is directly or indirectly paid or entitled to payment shall be equal to 45 Hours of Employment.

                    (3) A person shall receive an Hour of Employment for each hour for which back pay has been awarded or agreed to irrespective of mitigation of damages, provided that each such hour shall be credited to the Applicable Computation Period to which it pertains, rather than the Applicable Computation Period in which the award or agreement is made, and further provided that no such award or agreement shall have the effect of crediting an Hour of Employment for any hour for which the person previously received credit under
                    (1) or (2) above.

                    (4) Notwithstanding the foregoing, Hours of Employment shall be computed and credited in accordance with Department of Labor Regulation 2530.200b-2, Subparagraphs
                    (b) and (c).

                    (v) An Employee shall receive credit for the period of his employment with another business entity to which he had been transferred by the Company solely for purposes of determining his vested interest in accordance with Article IX.

2.2 Construction. Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of sections and subsections of this Plan are inserted for convenience of reference, are not a part of this Plan, and are not to be considered in the construction hereof. The words "hereof," "herein," "hereunder," and other similar compounds of the word "here" shall mean and refer to the entire Plan, and not to any particular provision or section. All references herein to specific Sections or Subsections shall mean Sections or Subsections of this document unless otherwise qualified.

                                      ARTICLE III
                              ELIGIBILITY AND ENROLLMENT

 3.1       Eligibility.

          (a) Conditions of Eligibility. Every Employee (including officers and directors who are also Employees) at locations to which this Plan has been extended by the Board (or is hereafter extended by the Board) shall be eligible to participate in the Plan as follows:

               (i) Each Eligible Employee on January 1, 1994 who was a participant of the Hercules Savings and Investment Plan shall continue as a Participant of this Plan as of such date. Subsequently, all Eligible Employees who were employees of Hercules and were participants in the Hercules Savings and Investment Plan shall become Participants in this Plan on their first day of Employment with the Company.

               (ii) Each other Eligible Employee shall become a Participant as of the later of (i) the Effective Date; or (ii) the first day of the month coincident with or next following the later of the date he completes one Year of Service or attains age 21.

               (iii) If a former Participant is reemployed, he shall be eligible to resume his participation as of the date of his reemployment or the first day of any subsequent month.

          The Committee shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by his Employer.

          Except as next provided, such determination shall be conclusive and binding upon all persons, as long as the same shall be made pursuant to the Plan and ERISA. Such determination shall be subject to review by the Fiduciary Committee.

          (b) Excluded Employees. Notwithstanding the provisions of Subsection 3.1.(a), a "leased employee" (within the meaning of Code section 414(n)(2)) and Employees who are members of a collective bargaining unit that has bargained in good faith for separate and alternative retirement benefits (or where such bargaining has resulted in no pension plan coverage) are not eligible to participate in this Plan, except as otherwise provided in Article XX unless such collective bargaining agreement provides for participation in this Plan.

3.2 Enrollment. Participation in this Plan is entirely voluntary. In order to become a Participant under the Plan, an Employee who is eligible to participate as provided in Section 3.1 shall make application to his Employer by completing and filing, at least thirty (30) days prior to his becoming a Participant (or such shorter period as the Committee may from time to time approve), the prescribed enrollment form. Each such enrollment form shall contain the authorizations, designations and other items as are specified in Subsection 4.2(a). By signing the enrollment form, an Employee agrees to be bound by the terms and conditions of the Plan.

3.3 Effective Date of Participation. Once an Employee shall have satisfied the enrollment requirements of Section 3.2, he shall become a Participant effective as of the date specified on the enrollment form ("Participation Effective Date").

                                       ARTICLE IV
                               PARTICIPANT CONTRIBUTIONS

4.1 Rate of Contributions. A Participant may contribute monthly to the Trust, by payroll deductions, an amount (rounded to the nearest full dollar) equal to from one percent (1%) to fifteen percent (15%), in whole percents, of his Benefits Base for such period. Such contributions shall be invested for the Participant by the Trustee in accordance with the provisions of Article VI. As provided below in this Article IV, election of the amount of Contribution by a Participant shall be made upon enrollment in this Plan, and may be changed to be effective upon the first day of the next succeeding calendar month following the Administrator's receipt of the change.

4.2       Contribution Elections.

          (a) General. As required by Section 3.2, to participate an Employee must file a completed enrollment form with the Company. Each such enrollment form shall (i) specify (in whole percents) his elections as to the percentages of his Benefits Base to be contributed to the Trust Fund as Before-Tax Contributions and/or After-Tax Contributions; (ii) authorize payroll deductions of such Before-Tax Contributions and/or After-Tax Contributions; (iii) designate his investment election under the provisions of Section 6.2; (iv) designate one or more Beneficiaries pursuant to the provisions of Article XVII, and (v) contain such other designations, authorizations, declarations and undertakings as the Committee shall from time to time require. Any election made under an earlier version of the Plan that was in effect immediately before the Effective Date shall remain in effect thereafter, except as otherwise provided in Subsection 4.2(c).

          (b) Before-Tax Contributions. Pursuant to a Participant s election and authorization as provided in Subsection 4.2(a), and subject to the limitations set forth in Section 4.3, the Company shall contribute monthly to the Trust on behalf of each Participant who is an employee thereof an amount equal to the amount designated by the Participant in the authorization delivered pursuant to Subsection 4.2(a). Contributions made pursuant to this

Section shall be transferred to the Trust and, as provided in Section 7.2, shall be credited to the Participant's Before-Tax Contributions Accounts.

          (c) Effectiveness Of Election. A Participant's contribution election may be made prior to and effective upon his becoming a Participant, and shall remain in effect until the Participant (i) changes or suspends the election as provided in Subsections 4.2(c) and (d), or (ii) the Participant withdraws any amount pursuant to Section 11.2(b). If a Participant ceases to be an Employee, his contribution election will be terminated, and no further Before-Tax and After-Tax Contributions will be made to this Plan unless and until he again becomes an Employee and a new enrollment becomes effective.

          (d) Automatic Adjustment of Contributions. In the event of an adjustment in Base Pay, the amount of contributions shall thereafter be automatically adjusted in accordance with the percentage set forth in the contribution election which is in effect at the time the adjustment in Base Pay is made.

          (e) Changes in Contribution Rate. At any time after enrollment, a Participant may change, as of the first day of the next succeeding calendar month, his designated rate of contribution for Before-Tax Contributions and/or After-Tax Contributions, upward or downward within the limits specified in
Section 4.1; provided, however, that no Participant shall be entitled to make more than one such change in any calendar month. A contribution rate, so modified, shall thereafter remain in effect as provided in Subsection 4.2(b).

          (f) Suspension of Contributions by Participant. A Participant may suspend Before-Tax Contributions and/or After-Tax Contributions, but only pursuant to the procedures and subject to the conditions described in Section
10.1. Such a participant may resume contributions only as provided in Section 10.2.

          (g) Automatic Discontinuance of Contributions. If a Participant ceases to be an Employee, he shall no longer be permitted to make Before-Tax or After-Tax Contributions and all Company Matching Contributions shall be automatically discontinued as of the date on which such Participant no longer receives Compensation from the Company. If a Participant elects to withdraw an amount from his Account pursuant to the provisions of Subsection 11.1(b), such Participant Contributions shall be automatically discontinued effective for payments of Base Pay occurring or arranged for (determined by taking into account the various pay periods and the various administrative procedures utilized by the Company in the production and distribution of paychecks for their employees) after the date on which such withdrawal is effective under the provisions of Article XI.

          (h) Status of Funds Upon Suspension or Discontinuance. In the event that Participant Contributions are suspended pursuant to the provisions of

Section 10.1 or discontinued under Subsection 4.2(e), funds allocated to the Participant's Account shall be retained in the Trust. Participants who have suspended under Section 10.1 may exercise any options available under this Plan by following applicable procedures for election of such options. Funds remaining in the Plan shall be subject to the availability for withdrawal as specified under Article XI. In the event of Termination of Employment, the provisions of Section 6.6 and Article VIII shall apply.

          (i) Termination of Contributions by Participant. Any Participant who has elected to make Participant Contributions may terminate his authorization for such contributions at any time by filing a notice with his Employer on forms provided by such Employer for this purpose. Such notice shall take effect as soon as administratively feasible after filing of such notice by the Participant.

          (j) Payment of Contributions. Any Participant Contributions made pursuant to a Participant's Contribution election shall be paid by a Participating Company into the Trust Fund, for investment according to the investment options selected by the Participant under Article VI, as soon as reasonably practicable after the close of each month, but no later than thirty
(30) days after the end of the calendar month in which the contributions are deducted. The Company shall not have any liability for the payment of interest on any Participant Contributions.

4.3 Statutory Limits. Before-Tax and After-Tax Contributions by or on behalf of a Participant are subject to the statutory limitations set forth in Articles XIII, XIV and XV. Accordingly, the Committee may, in accordance with Articles XIII, XIV, and XV and applicable provisions of ERISA and the Code, impose from time to time separate maximum dollar limits on Before-Tax Contributions and After-Tax Contributions and apply from time to time different maximum contribution limits to different groups of Participants on the basis of their Compensation in the immediately preceding and/or current Plan Year. In this connection, the Company may limit, revoke or amend its commitment to make Participant Contributions under Section 4.1 on behalf of any Participant at any time, but only if the Committee determines that such limitation, revocation or amendment is necessary under one of the following circumstances:

          (i) in the case of a Participant's Before-Tax Contributions, to insure that the dollar limitation specified in Section 13.2 is not exceeded, or to insure that the nondiscrimination requirements specified in Section 13.5 are met for such Plan Year; or

          (ii) in the case of a Participant's After-Tax Contributions, to insure that the nondiscrimination requirements of Code section 40!(m) of the Code specified in Section 13.6 are met for such Plan Year, or to insure that special limitation of Section 13.5 is met for such Plan Year; or

          (iii) to insure deductibility for federal income tax purposes of all contributions to this Plan by a Participating Company, as such limit is set forth in Section 13.4;

          (iv) to insure that allocations to a Participant's Account for any calendar year will not exceed the annual additions limitation specified in
Section 14.2.

4.4       Nonforfeitability and Distribution of Participant Contributions.

          As provided in Article IX, for all purposes of this Plan a Participant shall have at all times a nonforfeitable interest in his Participant Contributions credited to his Account. Except as otherwise provided in Article XI, the amount of Participant Contributions credited to a Participant's Account shall be paid from the Trust Fund to the Participant or his Beneficiary at the time and in the manner specified in Article VIII.

4.5       Rollovers from Qualified Plans.

          (a) General. Without regard to any limit on contributions to this Plan or allocations to a Participant's account, an Employee eligible to participate in the Plan, regardless of whether he has satisfied the service requirements of section 3.1, may be permitted to transfer to the Trust Fund all or any portion of an eligible rollover distribution, as defined in section 402(c)(4) of the Code and Temporary Treasury Regulations 1.402(c)-2T, Q&A 3 and
4. Such a transfer ("Rollover Contribution") will only be allowed if each of the following conditions is met:

               (i) the contribution occurs on or before the 60th day following the Participant's receipt of the distribution;

               (ii) the amount contributed is not in excess of the cash and property received in such distribution, less any part thereof attributable to employee contributions to such plan;

               (iii) the contribution is in the form of cash only; and

               (iv) the contribution, in the opinion of Company's legal counsel, will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Company.

          (b) Vesting and Investment. A Participant's interest in his Rollover Contribution shall be fully vested and nonforfeitable at all times. The Rollover Contribution shall be invested pursuant to Section 6.2. and shall be affected by any investment gains or losses. For all other purposes of the Plan (including provisions relating to withdrawal), amounts credited with respect to the Rollover Contributions shall be treated in the same manner as amounts credited to the After-Tax Contributions Account.

          (c) Determination of Requirements Satisfaction. The Committee shall develop such procedures, and may require such information from an Employee desiring to make such a transfer, as it deems necessary or desirable to determine that the proposed transfer will meet the requirement of this Section.

4.6 Plan-to-Plan Asset Transfers. Without regard to any limit on contributions to the Plan or allocations to a Participant's Account, this Plan may receive direct asset transfers for the benefit of Participants from any qualified Code section 401(a) plan, except a plan described in Code section 401(a)(11)(B), which are made in accordance with Code section 414(1) and the applicable Treasury Regulations promulgated thereunder. Such amounts shall be transferred only in the form of cash or Hercules Incorporated Common Stock. Such amounts shall be held in the Trust and a separate accounting shall be made for them to the extent required by law. Such amounts shall be invested pursuant to Section 6.2. All such amounts shall be fully vested and their value shall be paid to the Participant in addition to any other benefits under this Plan in the manner and at the time specified under the applicable withdrawal and distribution provisions of the Plan. For all purposes of the Plan (including provision relating to withdrawal) such amounts shall be treated entirely or in part in the same manner as either After-Tax Contributions, Before-Tax Contributions or Company Matching Contributions, as the Committee shall determine, based on the nature of the amounts transferred. At the sole discretion of the Committee, the Plan may transfer Trust assets to any qualified Code section 401(a) plan in which the Participant participates. The Plan may execute a plan-to-plan transfer only if the transfer does not discriminate in favor of Highly Compensated Participants and the transfer, in the opinion of the Company's legal counsel, will not jeopardize the tax exempt status of this Plan or create adverse tax consequences for the Participation Company by which the affected Participant is employed.

4.7 Committee Discretion. The Committee shall have sole and absolute discretion to determine whether a proposed rollover contribution or plan-to-plan asset transfer meets the requirement of this Article IV and therefore shall be permitted. Nothing herein shall compel the Committee to allow a specific rollover contribution or plan-to-plan asset transfer; provided, however, that any denial of the right to make such a rollover or transfer shall be pursuant to a uniform policy that does not discriminate in favor of Highly Compensated Participants.

                                       ARTICLE V
                            COMPANY MATCHING CONTRIBUTIONS

 5.1       Company Matching Contributions.

          (a) Basis of Contributions. Subject to the rights of the Company under Article XX, and to the conditions and limitations set forth below in this
Article V, the Company shall contribute monthly to the Trust on behalf of each Participant, an amount equal to fifty percent (50%) of the Participant Contributions made by or on behalf of such Participant for such month; provided, however, that the contributions of each Participant in excess of six percent (6%) of the Participant's Benefits Base for that period shall not be considered for the purpose of this Section 5.1.

          (b) Timing and Payment of Contributions. Company Matching Contributions shall be remitted to the Trust as soon as practicable after the close of each month, but no later than thirty (30) days after the end of each calendar month in which contributions are made, and shall be in cash.

5.2 Investment of Company Matching Contributions. Each Participant's Company Matching Contributions shall be invested solely in Hercules Incorporated Common Stock.

5.3       Conditions to Company Matching Contributions.

          (a) Reversion to the Company Under Certain Circumstances. All Company Matching Contributions made hereunder are conditioned upon their deductibility by the Participating Company for income tax purposes and continued qualification of this Plan under the Code. A contribution to the Plan may be returned to the Participating Companies if (i) the contribution is conditioned on the qualifications of the Plan under the Code, the Company submits an application for determination within the time prescribed by law for filing the Company's tax return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe, and the Plan does not so qualify; (ii) the contribution is conditioned on its deductibility by the Participating Company for income tax purposes under Code section 404 and applicable Treasury Regulations thereunder and the deduction is disallowed; or (iii) the contribution is made by reason of a mistake of fact.

          (b) Return Requirement. The return to the Company must be made within one (1) year of the date of denial of qualification, the date of disallowance of the deduction or the mistaken payment of the contribution, as the case may be.

          (c) Income and Losses. Income attributable to the excess contribution may not be returned to the Participating Company, but losses attributable thereto shall reduce the amount to be returned.

          (d) No Reduction in Accounts. Company Matching Contributions may be returned even if such contributions have been allocated to the Account of a Participant which is fully or partially nonforfeitable and it is necessary to adjust said Account to reflect the return of the Company Matching
Contributions.

5.4 Substitute Contributions. If a Participating Company is unable to make its contribution, then so much of the contribution which such Participating Company is unable to make may be made for the benefit of Participants employed by such Participating Company by one or more of the other Participating Companies to the extent and in the amounts permitted by Code section 404(a)(3)(B). Any such contribution made for a Participating Company by one or more of the other Participating Companies shall be considered for all provisions of this Plan, unless otherwise provided in the Code, to have been made by the Participating Company for whose benefit it was made.

5.5 Statutory Limits. Company Matching Contributions are subject to the statutory limitations set forth in Articles XIII, XIV and XV. Accordingly, the Committee may, in accordance with Articles XIII, XIV and XV and applicable provisions of ERISA and the Code, apply from time to time different maximum contribution limits to different groups of Participants on the basis of their Compensation in the immediately preceding and/or current Plan Year. In this connection, any Participating Company may limit, revoke or amend their commitment to make Company Matching Contributions under Section 5.1 on behalf of any Participant at any time, but only if the Committee determines that such limitation, revocation or amendment is necessary to insure that the Company Matching Contributions and Before-Tax Contributions for a taxable year shall in no event exceed (i) the maximum amount of contributions permitted by tax law as a tax-deductible expense to the Participating Company for such taxable year under Code section 404, or under any other applicable provisions of the Code, or (ii) the amount allowable under the nondiscrimination requirements under the Code and applicable Treasury Regulations thereunder.

5.6 Forfeited Contributions. Company Matching Contributions that are forfeited upon the termination of employment of a Participant may be used by the Company to reduce its Matching Contribution obligation or to pay Plan expenses, as determined by the Committee.

                                       ARTICLE VI
                            THE TRUST FUND, TRUST AGREEMENT
                            AND INVESTMENT OF TRUST ASSETS

6.1 General. All Participant Contributions and Company Matching Contributions shall be delivered to the to the Trust, and together with the income therefrom, shall constitute the Trust Fund. The Company shall enter into a written trust agreement ("Trust Agreement") with the Trustee. The Trust Agreement shall provide that, subject to the provisions of this Article VI, all cash, securities or other property delivered to the Trustee in trust shall be held, invested and reinvested, together with the income therefrom, on behalf of the Participants in accordance with the provisions of this Plan, the Trust Agreement and any agreement with an insurance company or other financial institution constituting a part of the Plan and the Trust. It shall also provide that the Trustee shall make distributions from the Trust Fund at such time or times, to such person or persons and in such amounts as the Committee shall direct in accordance with the Plan. The Trust Agreement shall further provide that the Trustee shall invest and reinvest on behalf of the Participants the principal and income of the Trust Fund and keep the Trust Fund invested, without distinction between principal and income, in such investment media or funds as from time to time may be authorized by the Committee and directed by the Participants, including, but not limited to, equity, fixed income and money market funds. Except that no part of the Trust Fund, either by reason of any amendment, or otherwise, shall ever by used for or diverted to purposes other than for the exclusive benefit of Participants and Beneficiaries and the payment of Plan expenses, the Trust Agreement shall provide that it may be amended in whole or in part by the Company at any time or from time to time and in any manner. The Trust Agreement shall be deemed to form a part of the Plan, and any and all rights or benefits which may accrue to any person under this Plan shall be subject to all the provisions of the Trust Agreement. The Committee shall have absolute discretion to change the investment options at any time and from time to time and may direct the removal of all funds from a deleted option without the consent of the Participants and Beneficiaries.

6.2       Participant Investment Directions.

          (a) Initial Investment Direction. At the time of his enrollment, each Participant must elect the investment media or funds in which all Participant Contributions which are made by him or on his behalf under this Plan, together with the income therefrom, are to be invested. Investment choices shall be designated on such form as may be prescribed by the Committee from time to time. An investment direction by a Participant must be at a monthly rate (in whole percents) for each investment medium or fund, as the case may be, in such percentages as the Trustee and Committee may agree. Company Matching Contributions shall be invested solely in Hercules Incorporated Common Stock.

          (b) Change in Investment Direction as to Future Contributions. An investment directive given by a Participant shall be deemed to be a continuing direction until explicitly changed. Each month, or at such other frequency as the Committee may by uniform rule permit, a Participant may change an investment direction as to future Participant Contributions in increments of one percent (1%). Such change shall become effective as of the first payroll period of the month following the date such election is made through VTS or CSR. All Participant Contributions of such Participant that are paid to the Trust after such notice becomes effective shall be invested in accordance with such changed direction. Notwithstanding the foregoing, future Company Matching Contributions will always be invested in Hercules Incorporated Common Stock.

          (c) Transfer Between Investment Media or Funds. A Participant may elect a change in investment funds applicable to his then existing Accounts, excluding his Matching Contribution Account, as of any date, provided such change (i) results in multiples of 1% in any one investment fund and a combined total of 100% in the fund(s) selected; (ii) is applied to the ending balance determined as of the applicable Valuation Date; and (iii) is applicable equally to each of the Participant's Accounts.

          Any funds invested in Hercules Common Stock in a Participant's Matching Contributions Account as of April 30, 1993 under the Hercules Savings and Investment Plan are eligible for the Transfer Election as described above. However, amounts contributed to a Participant's Matching Contribution Account after April 30, 1993 are not eligible for the Transfer Election and must remain invested in Hercules Common Stock.

6.3       Investment Procedures.

          (a) Investment of Income Received. Subject to Subsection 6.3(e), income or distributions received on investment media shall be held or invested or reinvested in the same investment media, respectively, from which they were derived. Dividends received on Common Stock shall be reinvested in Common Stock when there are sufficient funds, considering both dividends and contributions, to purchase whole shares of stock. Any other income shall be invested as determined by the Trustee. Each Participant's Account shall be credited with his proportion of any accrued income on such investment. No income shall accrue to a Participant s Account on uninvested funds.

          (b) Purchase of Other Investments. As soon as practicable following the receipt of Participant Contributions made under this Plan, such Contributions shall be used to purchase, or direct investments, and each Participant's Account in the Plan shall be credited with his proportion of those purchases made in the investment media or funds which he has selected.

          (c) Responsibility for Timinq. Neither the Company nor the Committee nor any Trustee shall have any responsibility or duty to time any transaction involving securities in order to anticipate market conditions or changes in securities value, nor shall any such person have any responsibility or duty to sell securities held in the Trust Fund (or otherwise to provide investment management for securities held in the Trust Fund) in order to maximize return or minimize loss.

          (d) Cash Balances. Nothing provided herein shall prevent the Trustee or an Investment Manager, if any, from maintaining in cash or short-term securities such part of the assets of each investment medium as in its sole discretion it shall deem necessary or desirable to accomplish the purposes of this Plan.

          (e) Certain Expenses. Brokerage fees, transfer taxes and any other expenses incident to the purchase or sale of securities by the Trustee shall be deemed to be part of the cost of such securities, or deducted in computing the proceeds therefrom, as the case may be. Taxes, if any, of any and all kinds whatsoever which are levied or assessed or any assets held or income received by the Trustee shall be allocated to and deducted from the Accounts of Participants by the Committee in accordance with the provisions of Section 7.3.

6.4 Statement of Accounts. The Committee, or the Recordkeeper, shall furnish each Participant a quarterly statement setting forth the total amount of cash, securities and other property credited to his Account. Such statement shall set forth in detail the manner and extent to which such accounts have been allocated to an investment medium or fund. Upon termination of participation in this Plan, a final statement shall be given to the terminating Participant and the Trustee shall make final distribution as provided herein. Such statements shall be deemed to have been accepted as correct for all purposes unless written notice to the contrary is received by the Company within thirty (30) days after the mailing of such statement to the Participant.

6.5 Investment Managers. At the direction of the Committee, the Company may enter into a written agreement with or direct a Trustee to enter into an agreement with one or more investment managers to manage the investments of one or more of the investment media or funds. At the direction of the Committee, the Company may, from time to time, remove any such investment manager or any successor investment manager, or direct a Trustee to do so, and any such investment manager may resign. The Company may, upon removal or resignation of an investment manager, provide for the appointment of a successor investment manager.

6.6 INVESTMENT RISK AND RATE OF RETURN. EACH PARTICIPANT, INACTIVE PARTICIPANT AND BENEFICIARY IS SOLELY RESPONSIBLE FOR THE SELECTION OF HIS INVESTMENT MEDIA OR FUNDS AND SHALL ASSUME ALL RISK IN CONNECTION WITH ANY DECREASE IN THE VALUE OF THE TRUST ASSETS AND THE PARTICIPANT'S ACCOUNT. NEITHER THE TRUSTEE, THE COMPANY, THE COMMITTEE NOR ANY OFFICERS, DIRECTORS, EMPLOYEES, MEMBERS OR AGENTS OF ANY OF THE FOREGOING SHALL BE LIABLE OR RESPONSIBLE FOR ANY SUCH DECREASE, AND NONE OF THE FOREGOING ARE EMPOWERED TO ADVISE A PARTICIPANT, INACTIVE PARTICIPANT OR BENEFICIARY AS TO THE MANNER IN WHICH ANY ACCOUNT SHALL BE INVESTED. THE FACT THAT A SECURITY IS AVAILABLE TO PARTICIPANTS FOR INVESTMENT UNDER THE PLAN SHALL NOT BE CONSTRUED AS A RECOMMENDATION FOR THE PURCHASE OF THAT SECURITY, NOR SHALL THE DESIGNATION OF ANY INVESTMENT MEDIUM OR FUND IMPOSE ANY LIABILITY ON THE COMPANY, ITS DIRECTORS, OFFICERS OR EMPLOYEES, THE TRUSTEE OR THE COMMITTEE.

6.7 Adoption of Rules and Procedures. The Committee shall adopt such rules and procedures as it deems advisable with respect to all matters relating to the selection and use of the investment media and funds, provided that all participants are treated uniformly. If there is any inconsistency between such rules and any provisions above, the above provisions shall be disregarded.

6.8 Legal Limitation. The Committee shall not be required to engage in any transaction which it determines in its sole discretion might tend to subject itself, its members, the Plan, the Company or any Participant to a liability under federal or state laws.

                                      ARTICLE VII
                          PARTICIPANT ACCOUNTS AND ALLOCATIONS
                             OF CONTRIBUTIONS AND EARNINGS

7.1 Maintenance of Accounts. The Committee shall establish and maintain or cause to be established and maintained in respect of each Participant, Inactive Participant and Beneficiary an Account showing his interest under this Plan and in the Trust Fund. Credits and charges shall be made to such Account in the manner herein described. When appropriate, a Participant shall have three separate sub-accounts: an After-Tax Contributions Account which shall include all After-Tax Contributions contributed before January 1, 1988 and income thereon; an After-Tax Contribution Account which shall include all amounts contributed after December 31, 1987 and income thereon; a Company Matching Contributions Account which shall include all amounts contributed before, May 1, 1993 and income thereon; a Company Matching Contribution Account which shall include Company Matching Contributions made After April 30, 1993 and income thereon; a Before-Tax Contribution Account which shall include all Before-Tax Contributions and income thereon; and a Rollover Account and all income thereon. If it deems it necessary, the Trustee may create and maintain on its books additional sub-accounts for Participants. Unless otherwise required by applicable law, the maintenance of all Accounts (and sub-accounts) shall be for bookkeeping purposes only and no segregation of Trust Assets among separate Accounts (and/or sub-accounts) shall be required. The establishment and maintenance of, or allocations and credits to, a Participant's Account (and/or sub-accounts) shall not vest in the Participant any right, title or interest in and to any Trust Assets or benefits except at the time or times and upon the terms and conditions and to the extent expressly set forth in this Plan and in accordance with the terms of the Trust Agreement.

7.2 Allocation of Contributions. The Company shall provide all information necessary to make a proper allocation of the various contributions by or on behalf of the Participant for each Plan Year. Within a reasonable period of time after the date of receipt of such information, contributions shall be allocated as follows: (i) Participant's After-Tax Contributions made pursuant to Section 4.2 shall be credited to such Participant's After-Tax Contributions Account; and (ii) Participant's Before-Tax Contributions made pursuant to Section 4.2 and Company Matching Contributions made pursuant to

Article V shall be credited to such Participant's Before-Tax Contributions Account.

7.3 Account Adjustments. As of each Valuation Date the Committee shall adjust the Account of each Participant, Inactive Participant and Beneficiary to reflect, with respect to each investment medium or fund in which such Account is invested to reflect (i) his proportionate share (based on the prior value of his Account in the applicable investment medium or fund) of income, expenses (if any) payable from the Trust Fund and any increase or decrease in the fair market value of the Trust Assets since the preceding Valuation Date; (ii) the contributions made by him or on his behalf, including for this purpose contributions made after such Valuation Date but credited as of such Valuation Date; (iii) withdrawals; (iv) distributions and (v) transfers between investment medium or funds.

7.4 Inactive Participant's Accounts. An Inactive Participant may maintain his Account in this Plan as an Inactive Participant until the month following the earlier of (i) the date he ceases to be an Inactive participant or (ii) the attainment of age 65. Anything in the Plan to the contrary notwithstanding, the amount credited to his Account shall continue to share the earnings and losses of each investment medium or fund for which such Inactive Participant has a sub-account and such Inactive Participant shall continue to be governed by the provisions of the Plan and Trust including, without limitation, Articles VI, XI, XII, XVIII and XIX. An Inactive Participant's Account may be charged a reasonable fee to reimburse the Company for administrative costs incurred by the Company in maintaining such Account, as determined by the Committee.

                                      ARTICLE VIII
                                     DISTRIBUTIONS

8.1 Circumstances of Distributions. Distributions hereunder shall be made to Participants or in the event of their death, to their properly designated beneficiaries, or in the absence of such designations, their estates or the persons or entities legally entitled thereto, only on the following events and only as herein provided: (i) death of Participant; (ii) Retirement of Participant; (iii) disability of a Participant or (v) other Termination of Employment.

8.2 Distributions Upon Termination of Employment for Reasons Other Than Retirement, Death or Disability. Upon Termination of Employment for reasons other than Retirement death or disability, a Participant shall be entitled to receive the vested portion of his Account, determined in accordance with
Article IX hereof, in a single lump sum payment. In such a case, the Participant shall receive his distribution by delivery to him of the full shares of Common Stock and by payment in cash, of an amount equal to the then current value of all cash and other property credited to his Account in the Trust. Notwithstanding the preceding sentence and the provisions of Section

6.2(c), the Participant may elect, at such time and in such manner as determined by the Committee, to receive the value of all or a portion of the Common Stock by payment in cash. Shares may be issued in the name of the Participant, his designated Beneficiary or Beneficiaries, or legal representative. If the Participant's consent is not obtained, the Participant's Account shall be maintained in the Plan until the month following the Participant's attaining age 65, at which time payment will be made in the same manner as stated in the previous sentence. Distributions made pursuant to this Section 8.2 shall be made as soon as administratively practicable, but no sooner than thirty (30) days following the date that the Participant's final Contributions are deposited into the Trust, and after the Participant has completed all of the necessary forms and documentation required by the Committee.

          Notwithstanding the foregoing or anything else in this Plan to the contrary, if the Account balances of a Participant who has terminated employment never exceeded $3,500, such Participant's Account will be distributed to the Participant or the Participant's Beneficiary thirty (30) days following the date that the Participant's last Contributions were deposited in the Trust.

8.3 Distributions Due to Death, Disabilitv or Retirement. Upon Termination of Employment due to Retirement, death or disability, a Participant shall become 100% vested in his Account. The Participant, or in the case of his death, his properly designated beneficiary, or in the absence of such designation, his estate or the person(s) or entity legally entitled thereto, shall be entitled to receive from the Trust Fund the full value of his Account in a single lump sum payment as soon as administratively practicable (but no later than sixty (60) days after the end of the month of Termination of Employment), unless an election pursuant to Section 8.5 or 8.6 has been exercised by the participant; provided, however, that if the amount distributable under this Section 8.3 cannot be ascertained by such date, such payment shall be made no later than sixty (60) days after the date on which such amount can be ascertained. Notwithstanding the preceding sentence, in the event of the Participant's death, his properly designated Beneficiary, or in the absence of such designation, his estate or the person(s) or entity legally entitled thereto may elect, at such time and in such manner as determined by the Committee, to defer distribution of the full value of the Account until any date up to five (5) years after the date of death of the Participant. When no such elections are made, the Participant shall receive his distribution by delivery to him of the full shares of Common Stock and by payment, in cash, for the current value of the balance credited to his Account. Notwithstanding the preceding sentence and the provisions of Section 6.2(c), the Participant may elect, at such time and in such manner as determined by the Committee, to receive the value of all or a portion of the Common Stock by payment in cash. Shares may be issued in the name of the Participant, his designated Beneficiary or Beneficiaries, or legal representative. Cash, including the cash value of any fractional share of Common Stock, shall be distributed by check payable to the Participant, his designated beneficiary or beneficiaries, or legal representative.

          For purposes of this Section, in determining the existence of a Participant's Disability, the Committee may select a physician to examine such Participant and render a medical opinion. The final determination shall be made by the Committee on the basis of the evidence requested and made available.

8.4 Valuation of Accounts - Distributions. As of each Valuation Date, following the occurrence of any of the events described in Section 8.1, and at such other date or dates deemed necessary by the Committee, the net worth of the Trust assets comprising the Participant's Account as it exists on that date shall be determined. In determining such net worth, the assets comprising the Participant Account shall be valued at their fair market value as of the Valuation Date in accordance with Section 2.1(eee), and shall, if otherwise applicable, deduct a proportionate share of all expenses which have not yet been reimbursed by the Participating Company or the Trust Fund.

          For purposes of the elections provided in Sections 8.2 and 8.3, the value of shares of Common Stock shall be the sales price when sold and distributed in the form of cash, or the closing price on the distribution date when distributed in kind.

8.5 Optional Valuation Date. Notwithstanding the provisions of Section 8.4, a Participant retiring from active employment with a Company pension, if he so elects by the first of the month of the effective date of retirement, may have the valuation of the full shares of Common Stock, cash and other appropriate property credited to his Account determined as of the Valuation Date on which the Participant elects distribution following his or her actual retirement. However, distributions must commence no later than April 1 of the year following the year in which the Participant attains age 70-1/2 and will be made pursuant to Section 8.6 below. Notwithstanding the preceding sentence and the provisions of Section 6.2(c), the Participant may elect, at such time and in such manner as determined by the Committee, to receive the value of all or a portion of the Common Stock by payment in cash.

8.6       Extended Payment Option.

          (a) Extended Payment Election. A Participant entitled to a single lump sum payment in full discharge of an obligation under this Plan may, in lieu of such lump sum, elect to receive his distribution in a series of annual payments with a maximum duration of ten (10) years. Such election shall be exercised on a form prescribed by the Committee from time to time not later than the first of the month in the month of distribution. The amount of payment is determined by dividing the remaining balance of the Account by the remaining years on the extended payment option. Distributions under this provision shall commence no later than the last day of the month preceding the month in which a Participant attains age 70.

          (b) Loan Restriction. Anything in this Plan to the contrary notwithstanding, during the period an extended payment election pursuant to Subsection 8.6.(a) is in effect, the Participant shall not be eligible for loans as set forth in Article XII.

          (c) Cancellation of Election. A Participant may cancel an election for extended payment at any time and the balance of his Account shall be distributed as soon as administratively possible, but no later than sixty (60) days following the end of the month the cancellation is received by the Committee.

          (d) Investment During Extended Payment Period. Participants who elect the Extended Payment Period shall direct the investment of their Accounts pursuant to Section 6.2(c) of the Plan in the same manner as all other Participants.

          (e) Distribution After Death of Participant. In the event of the death of a Participant after installment payments have begun, but prior to completion of such payments, the full amount of such unpaid benefits shall continue to be paid in the form of the previously established installments except that the Beneficiary may request that the remaining balance of his Account be paid in a single lump sum.

          In the event of the death of the Participant prior to the start of any payments of his Account, distributions shall be made in the form and at the time or times selected by the Beneficiary provided however, that the method of distribution selected by the Beneficiary conforms with the distribution requirements of Section 401(a)(9) of the Code, and the regulations thereunder, the provisions of which are incorporated herein by reference.

          (f) Distribution After Death of Beneficiary. In the event of the death of a Beneficiary (or a contingent Beneficiary, if applicable) prior to the completion of payment of benefits due the Beneficiary from this Plan, the full amount of such unpaid benefits shall at once vest in and become the property of the estate of said Beneficiary.

8.7 Advance Prior to Final Distribution. The Committee, in its sole discretion, may direct the Trustee to make one or more advances from the Trust Fund to a terminated Participant, Beneficiary or Participant's estate prior to the date upon which final distribution would otherwise be made. Such advances shall be based upon the Committee's estimate of the benefit amount which would be payable, and shall reduce the amount which becomes payable as of the date of such final distribution.

8.8 Company Not Responsible for Adequacy of Trust Assets. The total amount accumulated in a Participant's Account shall be based solely on his vested interest in his Account and shall be paid only from Trust Assets. Neither the Company, the Board, the Committee nor the Trustee, nor any officer, director, employee or member of any of the foregoing, shall have any duty or liability to furnish this Plan with any funds, securities or other assets, except as expressly provided in the Plan, and neither the Company, the Board, the Committee nor the Trustee, nor any officer, director, employee or member of any of the foregoing, shall be responsible (except as required by applicable law) for the adequacy of the Plan to meet and discharge Plan liabilities.

8.9 Withholding. If income tax withholding on any distribution is required by Code section 3405 or by any other provisions of law, the Trustee shall be authorized to sell, if necessary, a portion of the Common Stock (i) in negotiated transactions or (ii) on an established securities exchange to the extent necessary to provide the funds to pay such withholding tax. All such sales of Common Stock shall be made at a price or prices which in the judgment of the Committee are not less than the fair market value of such shares. Any commission or other expenses of such sale shall be charged to the Account of the Participant with respect to whom such withholding is required.

8.10      Direct Rollover to Eligible Retirement Plans.

          (a) Notwithstanding any provisions of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

          (b)  Definitions

               (i)  Eligible Rollover Distribution

               An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; (B) any distribution to the extent such distribution is required under
Section 401(a)(9) of the Code; and (C) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

               (ii)  Eligible Retirement Plan

               An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

               (iii)  Distributee

               A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order, are Distributees with regard to the interest of the spouse or former spouse.

          (iv)  Direct Rollover

          A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                                       ARTICLE IX
                                        VESTING

9.1       Upon Termination of Emplovment for Other Than Death, Disabilitv or
Retirement.

          (a) Upon the termination of the employment of a Participant who was not employed by Hercules immediately before commencing employment with the Company for reasons other than Retirement, disability or death, the following provisions for vesting shall be applicable:

               (i) Such Participant shall have a 100% vested interest in his Before-Tax and After-Tax Contributions and Rollover Accounts.

               (ii) Such Participant's vested interest in his Company Matching Contribution Account shall be determined in accordance with the following schedule on the basis of such Participant's full Years of Service.

          Number of Years     Percentage of Account

          Less than 1 full year          0%
          1 full year                   20%
          2 full years                  40%
          3 full years                  60%
          4 full years                  80%
          5 or more full years         100%

          (b) The portion of a Participant's Account which is not vested shall be forfeited on the earlier of the date on which the Participant receives a distribution of his vested benefits or the date on which such Participant incurs five consecutive Breaks-in-Service. If a Participant does not have a vested interest in his Account, he shall be deemed to have received an immediate distribution as of the date on which such Participant terminated employment.

          That portion of the Participant's Account which is not vested shall be used to reduce the Company's contributions in accordance with Section 5.6 or to pay plan expenses as determined by the Committee.

          (c) A Participant who worked for Hercules immediately before commencing employment with the Company and who was a Participant in the Hercules Savings and Investment Plan shall be at all times 100% vested in his Accounts.

9.2 Upon Retirement, Death or Disability. A Participant shall become 100% vested in his Company Matching Contribution Account upon:

          (a) attaining Normal Retirement Age;

          (b) becoming disabled before termination of employment; or

          (c) his death prior to termination of employment.

9.3       Reemplovment and Repayment of Benefits.

          (a) If a Participant is reemployed by a Participating Company prior to incurring five consecutive Breaks-in-Service, the dollar amount which was subject to forfeiture in accordance with Subsection 6.04(b) will be restored to the Participant's Account if the Participant repays the amount distributed, if any, from Elective Deferral Contribution, Matching Contribution, Qualified Matching Contribution and Qualified Nonelective Contribution Accounts. Such amounts must be repaid to the Trust Fund in a lump sum within five years from the date such Participant resumes his employment with a Participating Company. If a Participant who is deemed to receive a distribution is reemployed by a Participating Company prior to incurring five consecutive Breaks-in-Service, the dollar amount which was subject to forfeiture in accordance with such Subsection will be restored to the Participant's Account. The funds required for the restoration of such Account will be paid by the Company.

          Such repaid amounts shall be credited to the Participant's Accounts as determined by the Committee, taking into account the applicable vesting schedules, amounts subject to special tax treatment and withdrawal rules. Additional Accounts will be established, if required, to accommodate these objectives. Amounts repaid and restored in accordance with this Subsection will not be treated as annual additions.

          (b) Notwithstanding the above, no restoration shall be made to a Participant's Account and no repayment will be permitted with respect to funds accumulated prior to reemployment in the case of

               (i)  any Participant who was fully vested, or

               (ii) any Participant who is reemployed after incurring five consecutive Breaks-in-Service.

                                       ARTICLE X
                        SUSPENSION OF PARTICIPANT CONTRIBUTIONS

10.1 Voluntary Suspension of Participant Contributions. A Participant at any time may suspend temporarily Participant Contributions by giving written notice thereof to the Participating Company that employs him in the form prescribed by the Committee. The full amount of such Participant's Account shall be retained by the Trustee subject to the provisions of this Plan. Such suspension shall be effective for the first payroll period which is at least twenty days after the Participant's notice has been received by his employer, or, if the notice specifies a later payroll period, the first day of such later payroll period.

 10.2 Resumption of Contributions After Suspension. In the event Participant Contributions are suspended pursuant to Section 10.1, a Participant who is eligible to participate under the provisions of Article III may elect to resume contributions on his behalf pursuant to Section 4.2 after suspension thereof only by delivering written instructions to the Committee on a form prescribed by the Committee. Such instructions shall be delivered at least thirty (30) days prior to the date such contributions are to be resumed, which may be at any time following suspension of participation.

                                       ARTICLE XI
                                      WITHDRAWALS

11.1      After-Tax and Company Contributions Accounts Withdrawals.
          (a)  Partial Withdrawal - Matured Funds Only.

               (i) Application. A Participant may withdraw without penalty all or any part of the value of his vested Matured Funds at any time, but not more frequently than once in each Plan Year (or at such other frequency as the Committee may determine) upon written application to the Committee (on forms provided by the Committee for such purpose) no later than the first of the month in which the withdrawal is to be made. The withdrawal may be made from investment media or funds designated by the Participant in a specific dollar or share amount and shall be available as soon as administratively possible (but no later than sixty (60) days after receipt of the withdrawal application).

               (ii) Withdrawal Limitation. In the event a Participant elects a withdrawal from an investment medium or fund in which sufficient funds are not available, the withdrawal shall be limited to the amount available in that investment medium or fund and shall be available as soon as administratively possible.

          (b) Total Withdrawal. A Participant shall be entitled to withdraw the entire balance of his After-Tax Contributions Account, whenever contributed, Rollover Account, and Company Matching Contributions Account, if the Participant is 100% vested in his Company Matching Contributions Account after attaining age 59-1/2, at any time by giving written notice to a Participating Company. The age 59-1/2 rule shall not apply if the Participant makes the withdrawal on account of hardship in accordance with Section 11.2(b). Upon such withdrawal, a Participant shall receive, in cash, the full value of all cash or other property, if any, then credited to his After-Tax Contributions Account and Company Contributions Account. Such cash shall be available as soon as administratively possible (but no later than sixty (60) days after receipt of the withdrawal application).

11.2 Before-Tax Contributions Withdrawals. Except as provided in Subsections 11.2(a) or 11.2(b), no withdrawals are allowed from a Participant's Before-Tax Contributions Account prior to his retirement, death or other Termination of Employment.

          (a) Withdrawals After Age 59-1/2. Once a Participant reaches age 59-1/2, contributions allocated to his Before-Tax Contributions Account may be withdrawn in part or in full by giving written notice, no later than the first of the month in which the withdrawal is to be made, to his Employer. Such withdrawals are limited to once in any Plan Year (or on such other frequency as the Committee may determine).

          (b) Hardship Withdrawals. A special hardship withdrawal of a Participant's Before-Tax Contributions Account may be made if a Participant has not reached age 59-1/2, subject to the following conditions:

               (i) A hardship withdrawal is permitted only if, in accordance with the then applicable Internal Revenue Service Regulations exclusive of safe harbor provisions, (i) the withdrawal is made on account of an immediate and heavy financial need of the Participant and (ii) the withdrawal is necessary to satisfy such financial need.

               (ii) Without limiting the generality of (1) next above, a withdrawal will be deemed to be made on account of an immediate and heavy financial need only if the Participant certifies to the Committee that the withdrawal is on account of: (i) medical expenses (as defined in Code section 213(d) incurred by the Participant or his spouse or dependents (as defined in

Code section 152) or necessary for these persons to obtain medical care described in Code section 213(d); (ii) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;
(iii) payment of tuition and related educational fees for post-secondary education of the Participant or his spouse, children or dependents for the next twelve months; or (iv) expenditures to stave off eviction of the Participant from his principal residence or foreclosure of a mortgage on the same.

               (iii) A withdrawal is deemed necessary to satisfy an immediate and heavy financial need only if the Participant certifies to the Committee that the need cannot be satisfied (i) through reimbursement or compensation by insurance or otherwise; (ii) by reasonable liquidation of the Participant's assets to the extent such liquidation would not itself cause an immediate and heavy financial need; or (iii) by other distributions or loans from plans maintained by the Company, including distributions available through withdrawals of Matured Funds, but excluding distributions available only through total withdrawals under Section 11.1(b), or by borrowing from commercial sources on reasonable commercial terms. Furthermore, the distribution may not be in excess of the amount of the immediate and heavy need, which may include any amounts necessary to pay any federal, state or local taxes or penalties reasonably anticipated to result from the distribution.

               (iv) The Before-Tax Contributions of a Participant who obtains a hardship withdrawal shall be limited for such Participant's next taxable year to the applicable limit under Code section 402(g) for that year minus the Participant's Before-Tax Contributions for the year of the hardship distribution.

               (v) A Participant who receives a hardship withdrawal is prohibited from making Before-Tax Contributions and After-Tax Contributions to the Plan and all other plans maintained by the Company for at least 12 months after receipt of the hardship withdrawal. For this purpose the phrase "all other plans maintained by the Company" means all qualified and nonqualified plans of deferred compensation maintained by the Company. The phrase includes but is not limited to a stock option, stock purchase, or similar plan, or a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Section 125. However, it does not include the mandatory employee contribution portion of a defined benefit plan. It also does not include a health or welfare benefit plan, including one that is part of a cafeteria plan within the meaning of Section 125.

               (vi) Withdrawals on account of hardship shall be limited to the "Distributable Amount" which shall be equal to a Participant's total Before-Tax Contributions as of the date of the hardship withdrawal, reduced by the amount of previous hardship withdrawals. A Participant's total Before-Tax Contributions used in determining the Distributable Amount shall be increased by income allocable to Before-Tax Contributions credit as of December 31, 1988.

          The Committee may, in its sole discretion, alter the foregoing conditions or otherwise limit the amount, time or manner of any withdrawal under this provision to the extent deemed necessary by the Committee to satisfy the requirements of Code section 401(k) or the regulations thereunder.

11.3 Distributions Upon Attaining Age 70-1/2. Notwithstanding any other provision of this Plan to the contrary, a Participant shall commence receiving distributions by April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2. The amount and timing of the distributions shall be determined in accordance with Code section 401(a)(9) and Treasury Regulations thereunder, including Treas. Reg. 1.401(a)(9)-2. The provisions of the Plan governing withdrawals from the Plan shall apply to distributions under this Section to the extent such provisions are not inconsistent with this Section.

11.4 Withdrawal of Rollover Account. A Participant may withdraw all or any portion of his Rollover Account at any time upon notice to the Committee.

11.5 No Replacement of Withdrawn Accounts. A Participant may not replace any amounts withdrawn hereunder.

11.6      Other Rules Regarding Withdrawals.

          Any withdrawal shall be subject to the following requirements:

          (a)  Only one withdrawal will be permitted

               (i) during any 12-month period from a Participant's Before-Tax, or Matching Contribution Accounts and

               (ii) during any calendar quarter from a Participant's After-Tax or Rollover Contributions Accounts.

          (b) A withdrawal must be requested through the VTS or CSR. Such withdrawals will be processed as soon as administratively feasible following notification by the Committee that the withdrawal is approved.

          (c) If a loan is outstanding at the time a withdrawal is requested, such withdrawal shall be permitted only to the extent that the remaining vested Account balance under the Plan will be at least 100% of the outstanding loan balance as of the date of the withdrawal.

          (d) There may be an application fee for each withdrawal as set by the Committee from time to time.

                                      ARTICLE XII
                                         LOANS

12.1 Availability of Loans to Participants. Subject to the approval of the Committee or its agent, a Participant may borrow from his Account balance by making application on forms prescribed by the Committee. The loan request, which shall include, if applicable, whether the use to be made of the loan proceeds will be for the purchase, construction or reconstruction of a principal residence for the Participant, shall be made within such time as the Committee may prescribe. All loans are made in increments of $100 with a minimum loan of $1,000. For purposes of this Article, a Participant includes a "party in interest" as defined under ERISA section 3(14). Any loan shall be allocated to the Account of the Participant to whom the loan is made and repayment of principal and interest on the loan shall be allocated to such Account. A loan application pursuant to this Article XII shall not be permitted more than three times within any twelve (12) month period. A Participant may have only one loan outstanding at any time.

12.2      Loan Requirements.

          (a) Maximum Amount of Loan. The amount of any loan, when added to the outstanding balance of all prior loans to the Participant under this Plan and all other qualified retirement plans maintained by the Company and any Affiliated Companies, shall not exceed the lesser of (i) 50% of the balance of the Participant's Account, or (ii) $50,000 (reduced by the excess, if any, of (A) the highest outstanding balance of loans to the Participant from the Plan during the twelve (12)-month period ending on the day before the date on which such loan was made, over (B) the outstanding balance of loans to the Participant from the Plan on the date on which such loan was made.)

          (b) Length of Loan.  The term of the loan shall not be less than one
(1) year nor more than five (5) years, except when used to purchase a principal residence for the Participant, in which case the term of the loan shall not exceed fifteen (15) years, so long as the repayment amount on such loan is no less than Twenty Dollars ($20) per payroll period.

          (c) Rate of Interest and Security. The interest charged on such loan shall be the prime rate charged by the Trustee on the date of the loan application, plus one percentage point. Such loan must be adequately secured, as determined by the Committee.

          (d)  Repayment Terms.

               (i) Payments. Except as otherwise determined by the Committee, all loans (principal plus interest) shall be repaid by means of automatic payroll deductions. Repayment shall begin with the month following the month in which proceeds from the loan are received. Deductions for repayments shall be in substantially equal amounts over the repayment period and shall be sufficient in the aggregate to amortize fully the loan within the repayment period. The Participant shall authorize payroll deductions to repay the loan. The Participant must also sign a loan agreement as prescribed by the Committee. All deductions representing repayment of the loan shall be transmitted at least monthly to the Trustee.

               (ii) Prepayment. A Participant may elect to choose to repay the remaining balance of the loan in a single lump sum without penalty but no sooner than three (3) months after commencement of the loan.

               (iii) Repayment Upon Death, Retirement or Other Termination of Employment. A loan under this Article XII shall be repaid upon the Participant's Retirement, death or other Termination of Employment; provided, however, that a Participant who retires and elects an optional valuation date as provided for in Section 8.5, may continue the monthly loan repayment applicable when he retires. No loan may be entered into subsequent to the election of an optional valuation date. If a loan is not repaid in full upon the Participant's death, Retirement or other Termination of Employment, the obligation to repay any outstanding loan amount shall be extinguished by the distribution of the loan agreement to such Participant or, in the case of death, his beneficiary.

12.3 Promissory Note and Loan Agreement. Each loan must be evidenced by a promissory note executed by the Participant and containing such terms and provisions as the Committee in its sole discretion shall determine in the particular case. Such loan must also be made pursuant to a loan agreement executed by the Participant and containing such terms and provisions as the Committee in its sole discretion shall determine in the particular case.

12.4 Default. When the Committee declares a loan to a Participant to be in default, no distributions of any kind (other than a distribution caused by the Committee in order to cease such default) may thereafter be made under this Plan with respect to the Participant during the continuance of the default.
The Committee shall take reasonable steps to eliminate the default before causing a distribution to be made to the Participant in order to cure such default.

12.5 Administration of Loans. All determinations of the Committee respecting any loan application shall be final, conclusive and binding on all interested parties. The Committee shall have the authority to adopt procedures relating to the administration of loans and additional terms and conditions including, but not limited to, application fees, restrictions on loan availability, withdrawal, transfer or repayments, and rules relating to defaults; provided, however, that all such terms and conditions shall apply to all Participants in a manner consistent with ERISA and the Code. A Participant's Account may be charged a reasonable administrative fee to reimburse the Company for such costs and expenses, as determined by the Committee.

12.6 Investment of Amounts Repaid. Interest and principal components of the monthly repayment shall be fixed for the life of the loan and shall be allocated to the Participant's Account and invested in accordance with investment media or funds election then in effect pursuant to Article VI.

                                      ARTICLE XIII
                           STATUTORY LIMITS ON CONTRIBUTIONS

13.1 Application of Article. Notwithstanding anything contained herein to the contrary, contributions under this Plan shall be governed in accordance with the provisions of this Article XIII, which shall supersede any conflicting provisions in the Plan.

13.2      Dollar Limitation on Before-Tax Contributions.

          (a) Statutory Limitation. In no event may the aggregate amount of Before-Tax Contributions made on behalf of each Participant to this Plan or any other plan maintained by the Company for a calendar year exceed the $7,000 limit prescribed by Code section 402(g)(1), as adjusted from time to time for cost-of-living changes pursuant to Code section 402(g)(5).

          (b) Correction of Excess Deferrals. In the event that the amount of Before-Tax Contributions for a Participant plus the amount of other Elective Deferrals, as defined in Code section 402(g)(3) for the Participant in any calendar year exceeds the foregoing dollar limit, the following distribution may be made: If prior to March 1 following the close of the Participant's taxable year for which excess deferrals are made, the Participant notifies the Committee in writing that he requests a return of part or all of his prior Plan Year's Before-Tax Contributions which exceed the statutory limit set forth in Subsection 13.2(a) (along with any income, gains or losses allocable thereto), the Plan shall return (not later than the April 15 immediately following the March 1) the amount of Participant's Before-Tax Contributions, with any income, gains or losses allocable thereto, which the Participant requested to be returned. The Participant's request must designate the distribution as Excess Deferrals and shall be limited solely to Before-Tax Contributions deemed made in the immediately prior taxable year. The Committee shall establish such rules and regulations as it deems necessary to carry out the intent of this
Section 13.2.

13.3 After-Tax Participation Limitation. Prior to the beginning of each calendar year, the Committee shall deter mine the dollar amount (the "After-Tax Participation Limitation") in terms of monthly Compensation, which is the Committee's estimate of the maximum Benefits Base for which Before-Tax Contributions of a Participant would not exceed the annual dollar limitation set forth in Code section 402(g)(1) if such contributions would be made under this Plan at a rate equal to the highest percentage of Compensation allowable under Code section 401(k)(3). A Participant whose Benefits Base exceeds the

"After-Tax Participation Limitation" shall not be permitted to make After-Tax Contributions to the Plan. The Committee shall establish such rules and regulations as it deems necessary to carry out the intent of this Section 13.3.

13.4 Limit on Participating Company Contributions. The total amount of Company Matching and Before-Tax Contributions shall not exceed the maximum amount of contributions permitted by law as a tax deductible expense to the Participating Company for such taxable year under Code section 404, or under any other applicable provisions of the Code.

13.5      Nondiscrimination Requirements for Before-Tax Contributions.

          (a) Actual Deferral Percentage Tests - Basic Requirement. In no event shall any Participating Company make any Before-Tax Contributions for any Plan Year that would result in either:

               (i) the Actual Deferral Percentage for the Plan Year for all Highly Compensated Eligible Employees being more than the product of 1.25 and the Actual Deferral Percentage for all other Eligible Employees, or

               (ii) the excess of the Actual Deferral Percentage for all Highly Compensated Eligible Employees over the Actual Deferral Percentage for all other Eligible Employees being more than two (2) percentage points and the Actual Deferral Percentage for the Plan Year for all Highly Compensated Eligible Employees being twice the Actual Deferral Percentage for all other Eligible Employees.

          (b) Correction of Excess Contributions. The Committee shall cause to be made such periodic computations as it shall deem necessary or appropriate to determine whether either of the tests set forth in Subsection 13.5(a) shall be satisfied during a Plan Year, and if it shall appear to the Committee that neither of such tests will be satisfied, the Committee may, subject to applicable law and regulations, take any of the following actions, but only to the extent the Committee deems such actions are necessary to insure or increase the likelihood of compliance with either of the Subsection 13.5(a) tests:

               (i) Prior to Payment into the Plan. The Committee may direct that, with respect to Before-Tax and Company Contributions not yet paid into this Plan, (i) Before-Tax and Company Contributions on behalf of a Participant be suspended for specified periods within the Plan Year, (ii) the maximum contribution rate for Before-Tax Contributions be reduced for specified periods within the Plan Year and/or (iii) a Participant's election to make Before-Tax Contributions shall be recharacterized as an election to make After-Tax Contributions in a like amount during specified periods within the Plan Year; and/or

               (ii) Amounts Previously Paid into the Plan. The Committee may direct that, with respect to Before-Tax Contributions paid into this Plan, (i) any Excess Contributions, adjusted for income, gains and losses allocable to such Excess Contributions during the Plan Year in which the contributions were made, shall be distributed from the plan by the end of the Plan Year immediately following the Plan Year to which they relate to Participants on whose behalf such Excess Contributions were made, and/or (ii) recharacterize any Excess Contributions of Before-Tax Contributions as After-Tax Contributions. If any recharacterization of Before-Tax Contributions as After-Tax Contributions would cause the Participant's After-Tax Contributions to exceed the limitation set forth in Section 13.3 or the limit on After-Tax Contributions and Company Matching Contributions set forth in Section 13.6, any amount in excess of such limitations shall be paid to the Participant in cash.

          In addition to the foregoing, the Committee may take any and all actions permitted by Code section 401(k)(8) and the regulations thereunder to insure or increase the likelihood of compliance with the actual deferral percentage requirements of Code section 401(k)(3) for such Plan Year.

          In the case of any suspension, reduction, recharacterization, or other action due to the foregoing limitations, the amount of Before-Tax Contributions authorized by Highly Compensated Eligible Employees shall first be reduced in increments of one percent (1%), or such lesser increments as determined by the committee, to the extend necessary, commencing with the Highly Compensated Eligible Employees who elected the highest percentage of Before-Tax Contributions pursuant to Section 4.2, followed in succession by the next Highly Compensated Eligible Employees who elected the highest percentage of Before-Tax Contributions pursuant to Section 4.2, in combination with the first Highly Compensated Eligible Employees. This process shall continue until one of the tests set forth in Subsection 13.5(a) is satisfied. The Committee shall notify affected Participants of any such suspension, reduction, recharacterization, or other action.

13.6      Nondiscrimination Requirements for After-Tax Contributions.

          (a) Actual Contribution Percentage Tests - Basic Requirement. In no event shall any Participating Company make any After-Tax Contributions that would result in either:

               (i) the Actual Contribution Percentage for the Plan Year for all Highly Compensated Eligible Employees being more than the product of 1.25 and the Actual Contribution Percentage for all other Eligible Employees, or

               (ii) the excess of the Actual Contribution Percentage for all Highly Compensated Eligible Employees over the Actual Contribution Percentage for all other Eligible Employees being more than two (2) percentage points and the Actual Contribution percentage for the Plan Year for all Highly Compensated Eligible Employees being twice the Actual Contribution Percentage for all other Eligible Employees.

          (b) Correction of Excess Aggregate Contributions. The Committee shall cause to be made such periodic computations as it shall deem necessary or appropriate to determine whether either of the tests set forth in Subsection 13.6(a) shall be satisfied during a Plan Year, and if it shall appear to the Committee that neither of such tests will be satisfied, the Committee may, subject to applicable law and regulations, take any of the following actions, but only to the extent the Committee deems such actions are necessary to insure or increase the likelihood of compliance with either of the Subsection 13.6(a) tests:

               (i) Prior to Payment into the Plan. The Committee may direct that, with respect to After-Tax Contributions not yet paid into this Plan, (i) After-Tax Contributions made by or on behalf of a Participant be suspended for specified periods within the Plan Year and/or, (ii) the maximum contribution rate for After-Tax Contributions be reduced for specified periods within the Plan Year; and/or

               (ii) Amounts Previously Paid into the Plan. The Committee may direct that, with respect to After-Tax Contributions paid into this Plan, (i) any Excess Aggregate Contributions, adjusted for income, gains and losses allocable to such Excess Aggregate Contributions during the Plan Year in which the contributions were made, shall be distributed from the Plan by the end of the Plan Year immediately following the Plan Year to which they relate to Participants who made such Excess Aggregate Contributions, or on whose behalf such Excess Aggregate Contributions were made.

          In addition to the foregoing, the Committee may take any and all actions permitted by Code section 401(m)(3) and the regulations thereunder to ensure or increase the likelihood of compliance with the actual contribution percentage requirements of Code section 401(m)(2) for such Plan year.

          In the case of any suspension, reduction, or other action due to the foregoing limitations, the amount of After-Tax and/or Company Matching Contributions shall first be reduced in increments of 1%, or such lesser increments as determined by the Committee, to the extent necessary, commencing with the Highly Compensated Eligible Employees who elected the highest Actual Contribution Percentage, followed in succession by the next Highly Compensated Eligible Employees who elected the highest Actual Contribution Percentage, in combination with the first Highly Compensation Eligible Employees. This process shall continue until one of the tests set forth in Subsection 13.6(a) is satisfied. The Committee shall notify affected Participants of any such suspension, reduction or other action.

13.7      Multiple Use and Aggregation Rules.

          (a) Multiple Use of Alternative Method. In order to prevent the multiple use of the alternative method described in Sections 13.5(a)(2) and 13.6(a)(2) above and in Code section 401(m)(2)(A)(ii), any Highly Compensated Eligible Employee shall, in the discretion of the Committee, have his Actual Deferral Percentage or his Actual Contribution Percentage under this Plan or any other plan maintained by the Company or an Affiliated Company (as defined in Section 2.1(f)) reduced pursuant to Treasury Regulation 1.401(m)-2. The provisions of Code section 401(m) and Treasury Regulation 1.401(m)-2 are incorporated herein by reference.

          (b) Family Member Aggregation Rules. For the purpose of determining the Actual Deferral Percentage or the Actual Contribution Percentage of a Highly Compensated Eligible Employee who is subject to Family Member aggregation rules of Code section 414(q)(6) because such Participant is one of the ten (10) Highly Compensated Eligible Employees paid the greatest "Section 415 Compensation" (as defined in Section 2.1(xx)), the rules of Code section 414 and any other applicable provisions of the Code, and any rules and regulation issued under Code section 414 and/or such other provisions of the Code, shall be applied to the extent applicable.

          (c) Aggregation of Certain Plans. For purposes of Sections 13.5 and 13.6, if two or more plans, including this Plan (other than an employee stock ownership plan as defined in Code section 4975(e)(7)) which include Matching Contributions, After-Tax Contributions, or Before-Tax Contributions are treated as one plan for the purpose of Code section 401(a)(4) or 410(b) (other than the average benefits test under Code section 410(b)(2)(A)(ii), such plans shall be treated as one plan.

          (d) Aggregation of Certain Contributions.  For purposes of Sections
13.5 and 13.6, if a Highly Compensated Eligible Employee participates in two
(2) or more plans which are maintained by the Company or an Affiliated Company to which Matching Contributions, After-Tax Contributions or Before-Tax Contributions are made, all such contributions on behalf of such Highly Compensated Eligible Employee shall be aggregated.

                                      ARTICLE XIV
                            STATUTORY LIMITS ON ALLOCATIONS

14.1 Application of Article. Notwithstanding anything contained herein to the contrary, allocations under this Plan shall be governed in accordance with the provisions of this Article XIV, which shall supersede any conflicting provisions in the Plan.

14.2 Maximum Annual Additions. In no event shall the aggregate Annual Additions which may be credited to a Participant's Account for any Limitation Year exceed the lesser of (i) $30,000 (or, if greater, one-fourth of the dollar limitation then in effect under Section 415(b)(1)(A) of the Code) or (ii) 25% of the Participant's Section 415 Compensation for such Limitation Year.

14.3 Adjustment for Excessive Annual Additions. For this purpose, any excess amount resulting from application of the maximum Annual Addition in a Limitation Year which reduces Company Contributions shall be considered Annual Additions for such Limitation Year. After-Tax Contributions which exceed the Maximum Permissible Amount shall be returned to the Participant having made such After-Tax Contributions.

14.4      Membership in Other Plans.

          (a) Aggregation of Defined Contribution Plan Benefits. The maximum Annual Addition for any Participant who at any time has been a participant in one or more defined contribution plans maintained by an Affiliated Employer, shall apply as if the total contributions and other additions under all such defined contribution plans in which the Participant has been a participant were received under one plan.

          (b) Defined Benefit Plans. For purposes of determining the aggregate amount of Annual Additions, benefits under any defined benefit plan which are derived from employee contributions shall be treated as a separate defined contribution plan.

          (c) Adjustments. In the case of a Participant who is a participant in a defined benefit plan and a defined contribution plan maintained by an Affiliated Employer, the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction for any Limitation Year shall not exceed 1.0 as calculated below. In the event the sum of such fractions exceeds 1.0, the annual benefits under any defined benefit plan of an Affiliated Employer, as the case may be, shall be reduced in order that neither plan shall be disqualified under the Code.

          (d) Denominator Adjustment (Defined Benefit Plan Fraction). Notwithstanding the above, if the Participant was a participant in a plan in existence on July 1, 1982, the denominator of the Defined Benefit Plan Fraction shall not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the end of the last Limitation Year beginning before January, 1983. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 as in effect at the end of the 1982 Limitation Year.

          (e) Numerator Adjustment (Defined Contribution Plan Fraction. If a Participant was a participant in one or more defined contribution plans maintained by an Affiliated Employer which were in existence on July 1, 1982, the numerator of the Defined Contribution Plan Fraction shall be adjusted if the sum of this Defined Contribution Plan Fraction and the Defined Benefit

Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (i) the excess of the sum of the fractions over 1.0, times (ii) the denominator of this Defined Contribution Plan Fraction, shall be permanently subtracted from the numerator of this Defined Contribution Plan Fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January l, 1983. This adjustment shall also be made if at the end of the last Limitation Year beginning before January 1, 1984, the sum of the fractions exceeds 1.0 because of accruals or additions that were made before the limitations of this Article became effective to any plans of an Affiliated Employer.

                                       ARTICLE XV
                           SPECIAL RULES FOR TOP-HEAVY PLANS

15.1 Application of Top-Heavy Rules. Notwithstanding anything contained herein to the contrary for any Plan Year in which this Plan is determined to be a "Top-Heavy Plan", as defined below, the Plan shall be governed in accordance with the provisions of this Article XV, which shall supersede any conflicting provisions in the Plan.

15.2 Determination of Top-Heavy Status. This Plan will be deemed to be a Top-Heavy Plan for any Plan Year if: (i) the Plan is not included in any Required Aggregation Group or Permissive Aggregation Group and the Top-Heavy Ratio (as defined below) for the Plan exceeds sixty percent (60%); or (ii) the plan is included in a Required Aggregation Group but not a Permissive Aggregation Group and the Top-Heavy Ratio for the Required Aggregation Group exceeds sixty percent (60%); or (iii) the Plan is included in a Required Aggregation Group and a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds sixty percent (60%).

          The determination of the Top-Heavy Ratio shall be calculated in accordance with the rules set forth in Code section 416. For such purpose, the "determination date" and the "valuation date" for each Plan Year shall be the last day of the preceding Plan Year immediately preceding the date as to which such determination is made and the present value of a Participant's accrued benefits under any defined benefit plan shall be determined using the actuarial assumptions then in use for the purpose of determining the employer's contribution to such plan.

15.3 Minimum Contribution Requirement. For any Plan Year in which this Plan is determined to be a Top-Heavy Plan, either (i) a minimum contribution shall be made pursuant to the Plan or another defined contribution plan maintained by the Participating Company to the Account of each Participant who is a Non-Key Employee by the Participating Company that employs him, or (ii) a minimum non-integrated benefit must be provided to each Non-Key Employee pursuant to a defined benefit plan maintained by the Participating Company by the Participating Company that employs him. For the purposes of the preceding sentence, the minimum contribution provided to each Non-Key Employee shall be equal to three percent (3%) of such Non-Key Employee's Section 415 Compensation. If, however, employee contributions (including any Before-Tax Contributions made on behalf of the Participant), under this and any other defined contribution plan required to be included in the Top-Heavy Group and maintained by the Participating Company, for any Key Employees for such Plan Year is less than three percent (3%) of such Key Employee's Section 415 Compensation not in excess of $200,000, then, the Participating Company's minimum contribution to each Participant shall equal the amount that results from multiplying such Participant's Section 415 Compensation times the highest contribution rate of any Key Employee covered by the Plan (including any Before-Tax Contribution made on behalf of the Participant). For purposes of the first sentence of this Section 15.3, the minimum non-integrated benefit provided by the Participating Company to each Non-Key Employee is an amount, which when expressed as an annual retirement benefit, shall be no less than two percent (2%) of such Non-Key Employee's average annual Section 415 Compensation for the five (5) highest consecutive years of service with the Participating Company, not to exceed ten (10) years.

15.4 Employment Requirement. Section 15.3 shall not apply to any Participant who was not employed by an Affiliated Company on the last day of the Plan Year.

15.5 Aqqreqation With Other Plans. For purposes of Section 15.3, Company Contributions and Before-Tax Contributions allocated under any other defined contribution plan of an Affiliated Company in which any Key Employee participates or which enables another defined contribution plan to meet the requirements of Code section 401(a)(4) or 410 shall be considered contributions and forfeitures allocated under this Plan. In the case of any Non-Key Employee Participant who is also a participant in any defined benefit plan of an Affiliated Company, the foregoing provisions of Section 15.3 shall be applied, but with five percent (5%) substituted for three percent (3%).

15.6 Effect on Section 415 Limitations. For any Plan Year in which this Plan is deemed to be a Top-Heavy Plan, the number 1.00 shall be substituted for
1.25 in the definitions of Defined Contribution Fraction and Defined Benefit Fraction in Section 14.4; provided, however, that the foregoing shall not apply if (i) the Top-Heavy Ratio is 0.90 or less and (ii) each Non-Key Employee receives an additional minimum contribution or benefit under a plan maintained by an Affiliated Company. In the case of a Non-Key Employee participating only in a defined benefit plan, the additional minimum benefit for each year of Credited Service counted is one percentage point, up to a maximum of ten (10) percentage points, of the Participant's average Section 415 Compensation for the five (5) consecutive years when the Participant had the highest aggregate
Section 415 Compensation from an Affiliated Company. In the case of a Non-Key Employee participating only in this or another defined contribution plan, the additional minimum contribution is one percent (1%) of the Participant's
Section 415 Compensation. In the case of a Non-Key Employee participating both in a defined benefit plan and this or another defined contribution plan, there is no additional minimum benefit, but the additional minimum contribution shall be two and one-half percent (2-1/2%) of the Participant's Section 415 Compensation. At the discretion of the Committee, the Defined Contribution Plan Fraction provided above may be computed using the transitional rules of Code section 415(e)(6).

                                      ARTICLE XVI
                             DESIGNATION OF BENEFICIARIES

16.1 Designation Procedure. Subject to the provisions of Section 16.2, each Participant or Inactive Participant may designate from time to time one or more Beneficiaries (who may be designated primarily, contingently or successively and who may be an entity other than a natural person) to whom his Plan benefits are to be paid if he dies before receipt of all such benefits. Each Beneficiary designation shall be in a form prescribed by the Committee, and will be effective only when filed with the Committee during the Participant's lifetime. No joint ownership or co-ownership is permitted under the Plan. A change in beneficiary may be made at any time subject to any relevant legal requirements and shall be effective when received and recorded by the Participating Company by whom he is employed. Each Beneficiary designation filed with the Committee will cancel all Beneficiary designations previously filed with the Committee. The revocation of a Beneficiary designation no matter how effected, shall not require the consent of any designated Beneficiary except as provided in Section 16.2 below.

16.2 Spousal Consent. No beneficiary designation shall be effective under this Plan unless the Participant's spouse consents in writing to such designation, the spouse's consent acknowledges the effect of such designation and the spouse's signature is witnessed by a plan representative or a notary public. Consequently, any Beneficiary designation previously made by a Participant shall be automatically revokes upon the marriage or remarriage of a Participant. A spouse's consent shall be valid under the Plan only with respect to the specified Beneficiary or Beneficiaries designated by the Participant. If the Beneficiary or Beneficiaries are subsequently changed by the Participant, a new consent by the spouse will be required. The spouse's consent to any Beneficiary designation made by a Participant pursuant to the Plan, once made, may not be revoked by the spouse.

          Notwithstanding the foregoing, spousal consent to a Participant's Beneficiary designation shall not be required if: (i) the spouse is designated as the sole primary beneficiary by the Participant, or (ii) it is established to the satisfaction of the Committee that spousal consent cannot be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as may be prescribed in regulations issued by the Secretary of the Treasury. Any consent by a spouse or any determination that the consent is not required pursuant to (i) or (ii) shall be effective only with respect to such spouse.

16.3 Absence of Designation. If any Participant or Inactive Participant fails to designate a Beneficiary in the manner provided above, or if the Beneficiary designated by the deceased Participant dies before him or before complete distribution of the Participant's benefits, the Trustee shall distribute such benefits in the following order of priority to the deceased Participant's (i) spouse, (ii) lineal descendants, (iii) parents or (iv) estate. If the Committee is in doubt as to the right of any person to receive such amount, the Committee may direct the Trustee to retain such amount, without liability for interest thereon, until the rights thereto are determined, or the Committee may direct the Trustee to pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of this Plan and Trust therefor.

                                      ARTICLE XVII
                               ASSIGNMENT OR ATTACHMENT

17.1 Nonassiqnability. To the extent permitted by law, and except as provided for in Article XII or required to comply with a Qualified Domestic Relations Order (as defined in Code section 401(a)(13), a "QDRO"), no right or interest of any Participant or his Beneficiaries to any benefits or future payments under this Plan or under the Trust shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind nor in any manner by subject to the debts or liabilities of any person and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be void; provided, however, the foregoing shall not apply to any assignment or transfer, in the case of Participant's death, to his designated beneficiary or beneficiaries as provided in the Plan or, in the absence of such designation, to his spouse, lineal descendants, parents or estate, in the foregoing order of priority. If any person shall attempt to, or shall, alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any amount payable under the Plan and Trust, or any part thereof, or if by reason of his bankruptcy or other event happening at any such time such amount would be made subject to his debts or liabilities or would otherwise not be enjoyed by him, then the Committee, if it so elects, may direct that such amount be withheld and that the same or any part thereof be paid or applied to or for the benefit of such person, his spouse, children or other dependents, or any of them, in such manner and proportion as the Committee may deem proper.

17.2 QDRO Exception. In the event a QDRO is received by the Committee, it shall be followed in accordance with its provisions without otherwise invalidating this Article XVII. Upon receipt of any domestic relations order by this Plan, the Committee shall take the following steps:

          (a) Notice. The Committee shall notify, by letter, the Participant and any alternate payee (as defined in Code section 414(p)(8) named in such order of the receipt of a domestic relations order and this Plan s procedures for determining whether such order is a QDRO. The notice to the alternate payee shall include a statement that he is entitled to designate a representative for receipt of copies of any notices that are sent to the alternate payee with respect to a domestic relations order. The notice shall be sent to the Participant and alternate payee at the address specified in the order or, if none is specified, at the address of the Participant or alternate payee last known to the Committee.

          (b) QDRO Determination. Within a reasonable period of time after receipt of such order, the Committee shall make a determination as to whether such an order is a QDRO and notify the Participant and each alternate payee of such determination. In making its determination, the Committee may seek the advice of legal counsel as to whether the order meets the requirements of Code section 401(a)(13).

          (c) Segregation of Funds; Payment. Pending the Committee's determination of whether a domestic relations order is a QDRO, the Committee shall instruct the Trustee to segregate the amounts payable to the alternate payee during such period if the order is a QDRO. The alternate payee shall be paid his separate Account or his percentage of the Participant's Account in a lump sum payment unless the domestic relations order specifies a different manner of payment permitted by this Plan; the alternate payee shall not be required to consent to such lump sum payment. The Committee shall adopt reasonable procedures to determine the qualified status of domestic relations orders and to administer the distributions thereunder. If the Committee determines an order is not a QDRO, the Participant's Account shall be distributed as soon as administratively possible following the end of the month the cancellation is received by the Committee, unless an election pursuant to
Section 8.6 has been exercised.

                                     ARTICLE XVIII
                                    ADMINISTRATION

18.1 General. Except for matters required by the terms of this Plan or of the Trust Agreement to be decided by the Board or the Trustee, the Plan shall be administered by the Committee, as such Committee is from time to time constituted, or any successor committee the Board may designate to administer the Plan; provided that if at any time Rule 16b-3 or any successor rule ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), so permits without adversely affecting the ability of the Plan to company with the conditions for exemption from Section 16 of the Exchange Act (or any successor provision) provided by Rule 16b-3, the Committee may delegate the administration of the Plan in whole or in part, on such terms and conditions, and to such person or persons as it may determine in its discretion, as it relates to persons not subject to Section 16 of the Exchange Act (or any successor provision). The membership of the Committee or such successor committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3. No member of the Committee shall be eligible or have been eligible within one year prior to his appointment to participate in the Plan or to receive awards under any other plan, program or arrange ment of the Company or any of its affiliates if such eligi bility would cause such member to cease to be a "disinterested person" under Rule 16b-3; provided that if at any time Rule 16b-3 so permits without adversely affecting the ability of the Plan to comply with the conditions for exemption from
Section 16 of the Exchange Act (or any successor provision) provided by Rule 16b-3, one or more members of the Committee may cease to be "disinterested persons".

18.2 Fiduciary Responsibilitv of the Committee. Sub ject to the provisions of Subsection 18.1, the Committee shall be the plan administrator and, as a named fiduciary, shall have fiduciary responsibility under ERISA for the general operation of this Plan, and the exclusive authority and responsibility (i) to appoint and remove investment advisors, if any, with respect to any investment medium or fund of the Trust Fund and the Trustee or any successor Trustee under the Plan and Trust Agreement, and (ii) to direct the segregation of all or a portion of the assets of any invest ment medium or fund of the Trust Fund into an investment advisor account or accounts at any time and from time to time, and to add assets to or withdraw assets from such investment advisor account or accounts as it deems desirable or appropriate; provided, however, that except as expressly set forth above, the Committee shall have no responsibility for or control over the investment of Trust Assets, and (iii) to appoint a Recordkeeper or any successor Recordkeeper.

18.3 Responsibilitv of the Company and Trustee. Notwithstanding anything contained herein to the contrary, the Company shall have the exclusive authority to appoint and remove the members of the Committee and, as provided in Section 19.1, to amend, suspend or terminate, in whole or in part, this Plan; and the Trustee shall have the sole responsibility for the administration of the Trust and, except to the extent that the authority to manage all or a part of the Trust Assets is allocated by the Committee to one or more investment managers, the management and control of the Trust Assets, all as specifically provided in the Trust Agreement.

18.4      Certain Committee Provisions.

          (a) Powers. Subject to any limitation imposed by law or by this Plan, the Committee shall have such authority and powers as may be necessary to administer the Plan in accordance with its terms, including, but not by way of limitation, the authority and power to:

               (i) determine all questions affecting the eligibility of any person to participate in this Plan;

               (ii) determine the amount, manner and time of any benefits payable under this Plan to any Participant, Inactive Participant or Beneficiary;

               (iii) prescribe procedures to be followed by Participants, Inactive Participants or Beneficiaries filing applications for benefits;

               (iv) employ such legal counsel, accountants, actuaries, consultants and agents, and such clerical and other services, as are reasonably necessary to assist in the administration of this Plan;

               (v) adopt such rules and regulations as it deems appropriate for the administration of this Plan and the transaction of its business, or clarifying the interpre tation of the Plan, which is not inconsistent with the terms, provisions and intent of the Plan, all such rules and regulations to be uniformly and consistently applied to all Participants in similar circumstances;

               (vi) issue directions to the Trustee concerning all distributions or withdrawals to be made from the Trust Fund pursuant to the provisions of this Plan;

               (vii) designate investment policies under which the Trustee shall act;

               (viii) correct defects, rectify omissions and reconcile inconsistencies to the extent necessary to effectuate this Plan;

               (ix) construe all terms, provisions, conditions and limitations of this Plan, and determine all questions, whether legal or factual in nature, arising out of or in connection with the provisions of the Plan or its adminis tration in any and all areas in which the Committee deems such determination advisable.

               (x) to delegate the above authority to such person(s) as the Committee may designate, including, but not by way of limitation, to a third party recordkeeper.

          (b) Records and Reports. The Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of Participant's service, account balances and the percentage of such account balances which are nonforfeitable under this Plan; notifica tions to Participants; annual registration with the Internal Revenue Service; and annual reports to the Department of Labor.

          (c) Disputes. If any dispute shall arise as to any act to be performed by the Committee, the Committee may postpone the performing of such act until final adjudication of such dispute shall have been made in a court of competent jurisdiction or until the members of the Committee shall be indemnified against loss to their satisfaction.

          (d) Interested Members. Subject to the requirements of the Exchange Act and any rules and regulations thereunder, no action by the Committee shall be void or voidable solely because such action specifically relates to or affects the participation or benefits of one or more Committee members (as opposed to relating to or affecting the participation or benefits of all Participants or any cate gory or group of Participants), or solely because such member or members were present at or participated in the meeting at which such action was taken, or such members or members' votes were counted for such purpose, if the material facts as to such member's or members' interest in such action are disclosed to or known by the Committee and its authorizes the action in good faith by the affirmative votes of a majority of the members present who are not so interested, even though they may constitute less than a quorum. Interested members may be counted in determining the presence of a quorum at any meeting of the Committee.

18.5 Records and Reliance on Information. The Committee shall maintain or cause to be maintained records reflecting administration of the Plan, which records shall be subject to audit by the Company. The members of the Com mittee or any Participating Company, and their respective officers, directors and employees, shall be entitled to rely upon all tables, valuations, certificates, opinions and reports furnished by an actuary, accountant, trustee, insur ance company, counsel or other expert who shall be engaged by the Committee or by any Participating Company; the mem bers of the Committee or any Participating Company, and their respective officers, directors and employees, shall be fully protected in respect of any action taken or omitted to be taken by them in good faith in reliance thereon; and all action so taken or omitted shall be conclusive upon all persons affected thereby.

18.6 Conclusiveness of Action. The Committee shall have the exclusive right and discretion to determine any question arising in connection with the interpretation, application or administration of this Plan, and its determination in good faith shall be conclusive and binding upon all parties concerned, including, without limitation, any and all Employees, Participants, spouses, Beneficiaries, heirs, distributees, estates, executors, administrators and assigns.

18.7 Bonding and Insurance. To the extent required under ERISA section 412, the Company shall secure fidelity bonding for the fiduciaries of this Plan and the Company (in its discretion) or the Trustee (as directed by the Committee) may obtain a policy or policies of insurance for the members of the Committee (and other fiduciaries of the Plan) to cover liability or loss occurring by reason of the act or omission of the fiduciary.

18.8      Benefit Claims Procedures.

          (a) Filing of Claim. Any Participant, Inactive Participant or Beneficiary under this Plan ("Claimant"), may file a written claim for a Plan benefit with the Committee or with a person named by the Committee to receive claims under the Plan. The claim shall include a general descrip tion of the benefit which the claimant believes is due and the reasons the Claimant believes such benefit is due, to the extent this is within the knowledge of Claimant. It shall not be necessary for the Claimant to cite any particular Article or Section of the Plan, but only set out the facts known to him which he believes constitutes a basis for a claim.

          (b) Action on Claim. Within sixty (60) days of the receipt of the claim by the Committee, the Committee or its delegatee shall notify the Claimant as to the disposition of the claim. Within ninety (90) days after receipt of the claim by the Committee, unless special circumstances require an extension of time for process of the claim, the Committee or its delegatee shall notify the Claimant as to the disposition of the claim.

          (c) Denial of Claim. In the event a claim is denied in whole or in part, the notice of denial shall contain (i) the specific reason or reasons for the denial and the written specific reference to the pertinent Plan provisions on which the denial or limitation of benefits is based, (ii) the appropriate information as to the steps to be taken if the Claimant wishes to submit his or her claim for review, and (iii) a description of any additional material or information necessary for the Claimant to perfect a claim and an explanation of why such material or information is necessary. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of said ninety (90) day period and such notice shall indicate the special circumstances which make the postponement appropriate.

          (d) Right of Review. In the event of a denial or limitation of benefits, the Claimant or his duly authorized representative shall be permitted to review pertinent documents and to submit to the Committee issues and comments in writing. In addition, the Claimant or his duly authorized representative may make a written request for a full review of his claim and its denial by the Committee; provided, however, that such written request must be received by the Committee (or its delegatee to receive such requests) within sixty days after receipt by the Claimant of written notification of the denial or limitation of the claim. The sixty (60) day requirement may be waived by the Committee in appropriate cases.

          (e) Decision on Review. A decision shall be rendered by the Committee within sixty (60) days after the receipt of the request for review, provided that where special circumstances require an extension of time for processing the decision, it may be postponed on written notice to the Claimant (prior to the expiration of the initial sixty (60) day period), for an additional sixty (60) days, but in no event shall the decision be rendered more than one hundred twenty (120) days after the receipt of such request for review.

          (f) Conclusiveness of Action. All interpretations, determinations and decisions of the Committee in respect of any claim hereunder shall be made at the discretion of the Committee and shall be final, conclusive and binding upon all persons claiming an interest in this Plan.

          (g) Collective Bargaining Unit Procedures. Participants covered by a collective bargaining agreement under which benefit claim denials are a proper subject for the agreement's grievance procedure, shall use that grievance procedure in substitution of the foregoing Claim Denial Appeal Procedure.

18.9 Correction of Errors. If any change in records or error results in any Participant or beneficiary receiving from this Plan more than he would have been entitled to receive had the records been correct or had the error not been made, the Participating Company by which he is employed, upon discovery of such error, shall correct the error by adjusting, as far as practicable, the payment in such manner that the benefits to which such person was correctly entitled shall be paid.

18.10 Plan Adninistrative Expenses. The expenses of administering this Plan, including the fees and expenses of any Investment Manager and of the Trustee for the performance of their duties and cost of services rendered under the Plan and Trust, may be paid out of the Trust Fund and allocated to and deducted from the Accounts of Participants by the Committee in accordance with the provisions of Section 7.3, if the Company does not pay such expenses directly.

                                      ARTICLE XIX
                    AMENDMENT, TERMINATION OR MERGER, CONSOLIDATION
                                 OR TRANSFER OF ASSETS

19.1 Power to Amend, Suspend or Terminate. The Company may, except as provided in Section 19.4, amend, suspend or discontinue this Plan in whole or in part at any time. Any such amendment may be retroactive if it is necessary or appropriate to qualify or maintain the Plan or Trust as a plan or trust meeting the requirements of Code section 401, to secure and maintain the tax exemption of the Trust under Code section 501, in order that the contributions to the Plan be deductible under Code section 404(a) and/or to bring the Plan or Trust into conformity with any other applicable provisions of the Code or ERISA and regulations issued under either the Code or ERISA.

19.2 Limitation on Amendment or Termination. The Company shall not have the power to amend or terminate this Plan in such manner as would cause or permit any part of the assets of the Plan held in the Trust Fund to be diverted to purposes other than for the exclusive benefit of Participants, Inactive Participant and Beneficiaries, or as would cause or permit any portion of such assets to revert to or become the property of the Participating Companies, except as otherwise provided in Article V. The Company shall not have the right to modify or amend the Plan in such manner as to reduce the accrued benefit of any Participant, Inactive Participant or Beneficiary, to deprive any Participant, Inactive Participant or Beneficiary of any benefit to which any one of them was entitled under the Plan by reason of contributions made prior thereto, or adversely to affect the rights and duties of the Committee or the Trustee without its consent in writing, unless such modification or amendment is necessary to conform the Plan to, or to satisfy or continue to satisfy the conditions of, any applicable law, including ERISA, governmental regulations or rulings, or to cause the Plan to meet or to continue to meet the requirements for qualification of the Plan under Code section 401(a), or any similar statute enacted as a successor thereto.

19.3 Suspension of Plan. In the event of suspension of this Plan, all provisions of the Plan shall continue in effect during such period of suspension, except Articles IV, V and those provisions of Article XI which permit resumption of contributions. Upon continuous suspension of the Plan for a period of three (3) years, the Plan shall terminate.

19.4 Rights Upon Plan Termination. In the event of termination of this Plan in whole or in part or upon the discontinuance of Company Matching Contributions, Participants shall immediately become 100% vested in their Company Matching Contributions Accounts and effective ninety (90) days after such termination or discontinuance, Accounts of affected Participants shall be settled and distributed under the provisions of Section 8.3 as though retirement had occurred on such ninetieth (90th) day. In the event of death or other termination of employment during such ninety (90) day period, Sections
8.2 and 8.3, as applicable, shall apply as to the method of payment.

19.5 Merger, Consolidation or Transfer. The merger or consolidation of this Plan with, or transfer of assets or liabilities of the Trust Fund to another trust fund held under any other plan of deferred compensation shall be permitted only if each Participant, Inactive Participant and Beneficiary in the Plan would receive a benefit immediately after the merger, consolidation or transfer, if such plan were then terminated, equal to or greater than the benefit he would have been entitled to receive immediately had this Plan been terminated immediately before the merger, consolidation or transfer. No merger, consolidation or transfer shall take place unless such other plan and trust are qualified under Code section 401(a), or is such merger, consolidation or transfer would cause this Plan to cease to be a qualified plan.

19.6 Adoption of Plan by Successor Company. A successor to the business of a Participating Company, by whatever form or manner resulting, may continue and adopt this Plan and the Trust Agreement by an instrument in writing executed by such successor and by the Participating Company. Such successor shall succeed to all the rights, powers and duties hereunder of the Participating Company. The employment of any employee who is continued in the employ of such successor shall not be deemed to have been terminated for any purpose hereunder.

                                       ARTICLE XX
                  RELATED ENTITIES; PARTICIPATING COMPANY WITHDRAWAL

20.1 Adoption of Plan by Related Entities. Any related entity of Company, with the approval of the Board, may become a Participating Company and secure the benefits of this Plan for its employees by adopting this Plan as its savings plan, by becoming a party to the Trust Agreement and by taking such other action as the Company shall consider necessary or desirable to accomplish that purpose.

20.2      Participating Company Withdrawal.

          (a) At the Company's Request. The Company, upon thirty (30) days' written notice, may at any time request a Participating Company to withdraw from this Plan, and upon the expiration of such thirty (30)-day period, unless such Participating Company has taken appropriate corporate or other action to accomplish such withdrawal, such Participating Company shall be deemed to have withdrawn from the Plan.

          (b) At the Related Entity's Request. Subject to the provisions of Subsection 20.2(d), any Participating Company, with the consent of the Company, may at anytime withdraw from this Plan upon giving the Company and the Trustee at least thirty (30) days notice of its intention to withdraw.

          (c) Segregation of Trust Assets Upon Withdrawal. Upon withdrawal pursuant to either Subsection 20.2(a) or 20.2(b), the Trustee shall segregate such part of the Trust Assets as may be determined by the Committee to constitute the appropriate share of the Trust Fund then held in respect of the Participants of such Participating Company.

          (d) Exclusive Benefit of Participants . Except as otherwise allowed by law, neither the segregation and transfer of the Trust Assets upon the withdrawal of a Participating Company nor the execution of a new agreement and declaration of trust by such withdrawing Participating Company shall operate to permit any part of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries.

          (e) Applicability of Withdrawal Provisions. The withdrawal provisions contained in this Article XX shall be applicable only if the withdrawing Participating Company continues to cover its Participants and eligible Employees in another defined contribution plan and trust qualified under Code sections 401 and 501. Otherwise, the termination provisions of
Article XX of this Plan shall apply.

                                      ARTICLE XXI
                                     MISCELLANEOUS

21.1 Limitation of Liability. It is expressly under stood and agreed by each Employee who becomes a Participant that, except as otherwise provided by law, neither the Committee nor any member thereof, any Participating Company or any stockholder, officer, director or employee thereof, any party to whom the Company or the Committee shall have allocated any responsibility or delegated any duty nor any other party acting at the request of the Board or the Committee shall be liable for any act or failure to act, or for any cause or reason or thing whatsoever, connected with or related to this Plan or the administration or operation thereof, except in case of willful misconduct or gross negligence.

21.2 Estoppel. The Committee and each member thereof and the Company, and any other Participating Company, and each stockholder, officer, director and employee thereof, except as otherwise provided by law, shall be entitled to rely conclusively on all tables, valuations, certificates, statements, opinions reports and other representations that shall be furnished by an actuary, accountant, trustee, insurance company, counsel or other expert who shall be employed or engaged by the Company, any other Participating Company or the Committee, and shall be fully protected in respect of any action taken or omitted to be taken by them in good faith in reliance thereon; and any action so taken or omitted shall be conclusive upon all persons affected thereby. Any such certificate, statement or other representation made by an Employee, Participant or spouse of an Employee or Participant shall be conclusively binding upon such Employee, Participant and spouse and the Beneficiary of such participant; and such Employee, Participant, spouse or Beneficiary shall thereafter and forever be estopped from disputing the truth and correctness of such certificate, statement or other representation. Any such certificate, statement or other representation made by a Participant's Beneficiary shall be conclusively binding upon such Beneficiary, and such Beneficiary shall thereafter and forever be estopped from disputing the truth and correctness of such certificate, statement or other representation.

21.3 Indemnification and Insurance. To the full extent permitted by law, the Company and all other Participating Companies shall and do hereby jointly and severally indemnify and agree to hold harmless any and all parties protected under Section 21.3 from any and all claims, demands, suits or proceedings made or threatened and any and all loss, damage or liability, joint or several, including payment of expenses in connection with defense against any such claim, for their acts, omissions and conduct, and for the acts, omission or conduct constitutes or is alleged to constitute a breach of such party's fiduciary or other responsibilities under ERISA or any other law, except for those acts, omissions or conduct resulting from his own willful misconduct or willful failure to act; provided, however, that if any party would otherwise be entitled to indemnification hereunder in respect of any liability and such party shall be insured against loss as a result of such liability by any insurance contract or contracts, such party shall be entitled to indemnification hereunder only to the extent by which the amount of such liability shall exceed the amount thereof payable under such insurance contract or contracts. Expenses against which any party indemnified under this Section
19.9 may be indemnified include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or proceeding brought or settlement thereof. The foregoing right to indemnification shall be in addition to any other rights to which any party indemnified under this Section
19.8 may be entitled as a matter of law.

21.4 Trust Is Sole Source of Benefits. The Trust shall be the sole source of benefits under this Plan and, except as otherwise required by law, the Company, the other Participating Companies and the Committee assume no liability or responsibility for payment of such benefits, and each Participant, Inactive Participant, Beneficiary or other person who shall claim the right to any payment under the Plan shall be entitled to look only to the Trust for such payment and shall not have any right, claim or demand therefor against the Participating Companies or the Committee or any member thereof, or any employee or director of any of the Participating Companies.

21.5 No Right to be Retained in Employment. Nothing herein contained shall be deemed (i) to give to any employee the right to be retained in the employ of a Participating Company or any of its subsidiary or affiliated or associated companies (ii) to affect the right of such employer to terminate or discharge any employee at any time; (iii) to give such employer the right to require any employee to remain in its employ; or (iv) to affect any employee's right to terminate his employment at any time. The adoption and maintenance of this Plan shall not constitute a contract between the Company or any employee or consideration for, or an inducement to or condition of, the employment of any employee.

21.6      Sale of a Participating Company, Division or Business Unit.

          (a) In the event a sale or other disposition of a Participating Company, or of all or a substantial part of a division or other business unit of a Participating Company which the Company determines under the facts constitutes an employment unit (hereinafter a "Transferred Employing Unit"), such portion of the Trust assets as may be determined by the Committee to constitute the appropriate share of the Trust Fund then held in respect of the Participants subsequently employed by the purchaser of or successor to the Transferred Employing Unit ("Transferred Participants") shall be held subject to transfer by the Trustee in accordance with the terms of the agreement pursuant to which the Transferred Employing Unit was sold or disposed of; provided, however, that this provision shall not supersede any other provision of the Plan.

          (b) If such agreement does not provide for a transfer of Trust Assets, or if the terms of the agreement provide for the transfer of Trust assets to a plan which is qualified under Code section 401(a) and the purchaser or successor does not establish such a plan with twelve (12) months after the closing date of the sale or other disposition of the Transferred Employing Unit, the portion of the Trust Fund attributable to Transferred Participants shall be held by the Trustee for distribution to such Participants pursuant to the provisions of Article VIII.

21.7 Collective Bargaining Units. This Plan shall become applicable to Employees who are members of a collective bargaining unit if, and when, the Participating Company and the authorized bargaining unit representatives as a result of good faith bargaining agree that the Plan shall apply to such Employees.

21.8      Communications.

          (a) Communications by the Committee. All notices, statements, reports and other communications made, delivered or transmitted to a Participant, Beneficiary or other person under this Plan shall be deemed to have been duly given, made or transmitted when delivered to, or when mailed by first-class mail, postage prepaid and addressed to, such Participant, Beneficiary or other person at his address last appearing on the records of the Committee.

          (b) Communications by the Participants and Others. All elections, designations, requests, notices, instructions and other communications made, delivered or transmitted by a Participating Company, Participant, Beneficiary or other person to the Committee required or permitted under this Plan shall be in such form as is prescribed from time to time by each such Committee, shall be transmitted in the form or delivered to such location as shall be specified by each such Committee and shall be deemed to have been given and delivered only upon actual receipt thereof by such Committee at such location.

21.9 Prevention of Escheat. If the Committee cannot ascertain the whereabouts of any person to whom a payment is due under this Plan, and if, after five (5) years from the date such payment is due, a notice of such payment due is mailed to the last known address of such person, as shown on the records of the Committee or the Company, and within three (3) months after such mailing such person has not made written claim therefor, the Committee, if it so elects, after receiving advice from counsel to the Plan, may direct that such payment and all remaining payments otherwise due to such person be cancelled on the records of the Plan and the amount thereof applied to reduce the contributions of the Company and upon such cancellation, the Plan and the Trust shall have no further liability therefor except that, in the event such person later notifies the Committee of his whereabouts and requests the payment or payments due to him under the Plan, the amount so applied shall be paid to him as provided in Article X.

21.10 Inabilitv to Locate Payee. Anything to the con trary herein notwithstanding, if the Committee is unable, after a reasonable effort, to locate any Participant or Beneficiary to whom an amount is distributable hereunder, such amount shall be forfeited and used to reduce Company Matching Contributions in the year of forfeiture. Notwithstanding the foregoing, however, the amount of the forfeiture (unadjusted for any income, gains or losses) shall be reinstated, by means of an additional contribution by the Company if and when a valid claim for the forfeited amount is subsequently made by the Participant or Beneficiary or if the Committee receives proof of death of such person, satisfactory to the Committee; in such case, payment of the reinstated amount shall be made in accordance with the provisions of this Plan. Any benefits lost by reason of applicable state law relating to escheat or abandoned property shall be considered forfeited but shall not be subject to reinstatement.

21.11 Facility of Payment Provision. If the Committee shall find that any person to whom any amount is payable under this Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due him or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so elects, be paid to his spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Plan and the Trust therefor.

21.12 Public Accountant. The Committee shall engage on behalf of Participants an independent qualified public accountant to conduct an examination of this Plan financial records and other records of the Plan as such accountant may deem necessary and to render opinions as required under ERISA.

21.13 Required Information. Each Participant and Inactive Participant shall file with the Committee such pertinent information concerning himself, his spouse and his Beneficiary as the Committee may specify, and no Participant, Inactive Participant, Beneficiary or other person shall have any rights or be entitled to any benefits under this Plan unless such information is filed by or with respect to him.

21.14 Summary Plan Description. Each Participant shall be furnished with the summary plan description of this Plan required by Section 102(a)(1) and 104(b)(1) of ERISA. Such summary plan description shall be updated from time to time as required under ERISA and Department of Labor regulations thereunder.

21.15 Available Copies. The Company shall make available for examination by any Participant copies of this Plan, the Trust Agreement(s) and the latest annual report of the Plan filed (on Form 5500) with the Internal Revenue Service. Upon written request of any Participant, the Company shall furnish copies of such documents and may make reasonable charge to cover the cost of furnishing such copies, as provided in regulations of the Department of Labor.

21.16 Title and Headings. The titles and headings of the Articles, Sections and Subsections are inserted for convenience of reference only, and in case of any conflicts, the text of this Plan, rather than the titles or headings, shall control.

21.17 Separability. If any provision of this Plan is found, held or deemed to be void, unlawful, or unenforceable under any applicable statute or other controlling law, the remainder of this Plan shall continue in full force and effect.

21.18 Applicable Law. This Plan and all rights thereunder shall be governed, construed, regulated, interpreted and administered according to the laws of the State of Delaware, except to the extent that state law shall not have been preempted by ERISA or by other federal law.

                                      ARTICLE XXII
                                        VOTING

          Each Participant, Inactive Participant or Beneficiary (for purposes of this Article XXII, collectively, "Voting Person"), shall have the right to direct the Trustee with respect to the voting of Common Stock allocated to his account. Before each annual or special meeting of its stockholders, Global shall cause to be sent to each Voting Person a copy of the proxy solicitation material for the meeting, together with a form of proxy requesting instructions to the Trustee as to the voting of the shares of Common Stock allocated to such Voting Person's Accounts. Upon timely receipt of such instructions, the Trustee, itself or by proxy, shall vote the shares of Common Stock allocated in such accounts in accordance with the instructions of the Voting Person. The instructions so received by the Trustee from Voting Persons shall be held in confidence and shall not be divulged or released to any person other than the inspectors of election and certain employees associated with processing proxy cards and tabulating the vote. (The vote of any such Voting Person shall not be disclosed except as may be necessary to meet legal requirements. However, all comments directed to management from stockholders, whether written on the proxy card or elsewhere, shall be forwarded to management in a form that does not permit identification of the stockholder.) If five (5) days prior to the time of such meeting of stockholders the Trustee shall not have received instructions with respect to any shares of Common Stock allocated to a Voting Person's Account, the Trustee, itself or by proxy, shall vote all such shares in the same proportion as the shares for which instructions were received from other participants.